As filed with the Securities and Exchange Commission on September 1, 2023

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
LKQ CORPORATION*
(Exact Name of Registrant as Specified in its Charter)

Delaware	5010	36-4215970
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
500 West Madison Street, Suite 2800
Chicago, IL 60661
(312) 621-1950
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Matthew J. McKay
Senior Vice President, General Counsel and Corporate Secretary
LKQ Corporation
500 West Madison Street, Suite 2800
Chicago, Illinois 60661
(312) 621-1950
(Name, address, including zip code, and telephone number, including area code, of agent for service)
with copies to:
Kenneth A. Peterson, Jr., Esq.
Carrie C. McNally, Esq.
Jason R. Schendel, Esq.
Sheppard, Mullin, Richter & Hampton LLP
321 North Clark Street, 32nd Floor
Chicago, Illinois 60602
(312) 499-6300

*	The additional registrants listed on Schedule A on the next page are also included in this Form S-4 Registration Statement as additional registrants.
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)	☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)	☐
The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A
TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant (1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
A&A Auto Parts Stores, Inc.	Pennsylvania	5010	23-3001870
American Recycling International, Inc.	California	5010	95-3072886
Assured Quality Testing Services, LLC	Delaware	5010	83-3543723
Automotive Calibration & Technology Services, LLC	Delaware	5010	N/A
DriverFx.com, Inc.	Delaware	5010	52-2204596
Global Powertrain Systems, LLC	Delaware	5010	45-4796772
KAIR IL, LLC	Illinois	5010	27-2172437
KAO Logistics, Inc.	Pennsylvania	5010	46-1628386
KAO Warehouse, Inc.	Delaware	5010	46-1799101
Keystone Automotive Industries, Inc.	California	5010	95-2920557
Keystone Automotive Operations, Inc.	Pennsylvania	5010	23-2950980
Keystone Automotive Operations of Canada, Inc.	Delaware	5010	86-9884627
KPGW Canadian Holdco, LLC	Delaware	5010	26-3412558
LKQ Auto Parts of Central California, Inc.	California	5010	95-2907390
LKQ Best Automotive Corp.	Delaware	5010	01-0550489
LKQ Central, Inc.	Delaware	5010	48-1140432
LKQ Foster Auto Parts, Inc.	Oregon	5010	93-0510648
LKQ Investments, Inc.	Delaware	5010	82-1373924
LKQ Lakenor Auto & Truck Salvage, Inc.	California	5010	36-4261867
LKQ Midwest, Inc.	Delaware	5010	31-1692164
LKQ Northeast, Inc.	Delaware	5010	32-0025173
LKQ Pick Your Part Central, LLC	Delaware	5010	20-8081775
LKQ Pick Your Part Midwest, LLC	Delaware	5010	31-1692164
LKQ Pick Your Part Southeast, LLC	Delaware	5010	47-0916179
LKQ Southeast, Inc.	Delaware	5010	59-2238605
LKQ Taiwan Holding Company	Illinois	5010	80-0565845
LKQ Trading Company	Delaware	5010	27-1915301
North American ATK Corporation	California	5010	95-3719642
Pick-Your-Part Auto Wrecking	California	5010	95-3406551
Potomac German Auto, Inc.	Maryland	5010	52-1637030
Redding Auto Center, Inc.	California	5010	36-4261871
Warn Industries, Inc.	Delaware	5010	93-1292050

(1)	The address for the principal executive offices of each of the additional registrants is 500 West Madison Street, Suite 2800, Chicago, IL 60661, and the telephone number for each of the additional registrants is (312) 621-1950.

The information in this prospectus is not complete and may be changed. We may not issue the exchange notes in the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where such offer or sale is not permitted.
Subject to Completion, dated September 1, 2023
PROSPECTUS

LKQ Corporation

Offers to Exchange the Registered Notes Set Forth Below that
Have Been Registered Under the Securities Act of 1933, as
Amended, for Any and All Outstanding
Restricted Notes Set Forth Opposite the Corresponding
Registered Notes

Registered/Exchange Notes	Restricted/Original Notes
$800,000,000 5.750% Senior Notes due 2028	$800,000,000 5.750% Senior Notes due 2028
$600,000,000 6.250% Senior Notes due 2033	$600,000,000 6.250% Senior Notes due 2033

We are offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange up to $800.0 million aggregate principal amount of registered 5.750% Senior Notes due 2028 (the “2028 exchange notes”) for any and all of our $800.0 million aggregate principal amount of unregistered 5.750% Senior Notes due 2028 that were issued in a private placement on May 24, 2023 (the “2028 original notes”). We are also offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange up to $600.0 million aggregate principal amount of registered 6.250% Senior Notes due 2033 (the “2033 exchange notes” and, together with the 2028 exchange notes, the “exchange notes”) for any and all of our $600.0 million aggregate principal amount of unregistered 6.250% Senior Notes due 2033 that were issued in a private placement on May 24, 2023 (the “2033 original notes” and, together with the 2028 original notes, the “original notes”). Each series of the exchange notes are substantially identical to the original notes of such series, except the exchange notes are registered under the Securities Act of 1933, as amended (the “Securities Act”), and the transfer restrictions and registration rights, and related additional interest provisions, applicable to the original notes will not apply to the exchange notes. Each series of the exchange notes will represent the same debt as the original notes of such series, and we will issue the exchange notes under the same indenture under which the original notes were issued. As with the original notes, the exchange notes are fully and unconditionally guaranteed by the guarantors of the original notes.

We refer to the original notes and the exchange notes collectively in this prospectus as the “notes.” We refer to the exchange offer described in the immediately preceding paragraph as the “exchange offer.”

The 2028 original notes sold pursuant to Rule 144A under the Securities Act bear the CUSIP number 501889 AC3, and the 2028 original notes sold pursuant to Regulation S under the Securities Act bear the CUSIP number U5463T AB8. The 2033 original notes sold pursuant to Rule 144A under the Securities Act bear the CUSIP number 501889 AE9, and the 2033 original notes sold pursuant to Regulation S under the Securities Act bear the CUSIP number U5463T AC6.

Terms of the Exchange Offer
•The exchange offer expires at 5:00 p.m., New York City time, on , 2023, unless we extend it.
•The exchange offer is subject to customary conditions, which we may waive.
•We will exchange all original notes of a series that are validly tendered and not withdrawn prior to the expiration of the exchange offer for an equal principal amount of exchange notes of such series.
•You may withdraw your tender of original notes at any time prior to the expiration of the exchange offer.

•If you fail to tender your original notes, you will continue to hold unregistered, restricted securities, and it may be difficult to transfer them.
•We believe that the exchange of original notes for exchange notes will not be a taxable transaction for U.S. federal income tax purposes, but you should see the discussion under the caption “Certain Material United States Federal Income Tax Considerations” for more information.
•We will not receive any proceeds from the exchange offer.

The exchange offer involves risks. See “Risk Factors” beginning on page 10 for a discussion of certain factors that you should consider before deciding to tender the original notes in the exchange offer as well as the risk factors and other information contained herein or in the documents incorporated by reference in this prospectus.
Each broker-dealer that receives the exchange notes for its own account pursuant to this exchange offer must acknowledge by way of the letter of transmittal that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”
There is no established trading market for the original notes or the exchange notes. We do not intend to list the exchange notes on any securities exchange or seek approval for quotation through any automated trading system and, therefore, no active public market is anticipated.
Neither LKQ Corporation nor any of its affiliates makes any recommendation as to whether or not holders of original notes should exchange their series of original notes for the corresponding series of exchange notes in response to the exchange offer.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2023.

THIS PROSPECTUS INCORPORATES BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. WE ARE RESPONSIBLE ONLY FOR THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, WE TAKE NO RESPONSIBILITY FOR ANY SUCH INFORMATION. THIS PROSPECTUS MAY BE USED ONLY FOR THE PURPOSE FOR WHICH IT HAS BEEN PREPARED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THE APPLICABLE DOCUMENT. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.
WE ARE NOT MAKING THIS EXCHANGE OFFER TO, NOR WILL WE ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF ORIGINAL NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER WOULD VIOLATE SECURITIES OR BLUE SKY LAWS OR WHERE IT IS OTHERWISE UNLAWFUL.
You can obtain documents incorporated by reference in this prospectus, other than some exhibits to those documents, by requesting them in writing or by telephone from us at the following:
LKQ Corporation
Attention: Corporate Secretary
500 West Madison Street, Suite 2800
Chicago, IL 60661
(312) 621-1950

You will not be charged for any of the documents that you request.
In order to ensure timely delivery of the requested documents, requests should be made no later than , 2023, which is five business days before the date this exchange offer expires. In the event that we extend the exchange offer, we urge you to submit your request at least five business days before the expiration date, as extended.
No person should construe anything in this prospectus as legal, business or tax advice. Each person should consult its own advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the exchange offer under applicable legal investment or similar laws or regulations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Statements and information contained in or incorporated by reference into this prospectus that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act. Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. Words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “believe,” “if,” “estimate,” “intend,” “project” and similar words or expressions are used to identify these forward-looking statements. These statements are subject to a number of risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from those anticipated or implied in the forward-looking statements. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual results to differ from the results predicted or implied by our forward-looking statements include those identified in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2022, as may be amended or supplemented in other documents we file with the SEC from time to time, which are incorporated by reference herein (including under the sections hereof and thereof entitled “Risk
i

Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”). These factors include the following (not necessarily in order of importance):
• our operating results and financial condition have been and will likely continue to be adversely affected by the COVID-19 pandemic and could be adversely affected by other public health emergencies;
•     our operating results and financial condition have been and could continue to be adversely affected by the economic, political and social conditions in North America, Europe, Taiwan and elsewhere, as well as the economic health of vehicle owners and numbers and types of vehicles sold;
•     we face competition from local, national, international, and internet-based vehicle products providers, and this competition could negatively affect our business;
•     we rely upon our customers and insurance companies to promote the usage of alternative parts;
•     intellectual property claims relating to aftermarket products could adversely affect our business;
•     if the number of vehicles involved in accidents or being repaired declines, or the mix of the types of vehicles in the overall vehicle population changes, our business could suffer;
•     fluctuations in the prices of metals and other commodities could adversely affect our financial results;
•     an adverse change in our relationships with our suppliers, disruption to our supply of inventory, or the misconduct, performance failures or negligence of our third party vendors or service providers could increase our expenses, impede our ability to serve our customers, and/or expose us to liability;
•     if we determine that our goodwill or other intangible assets have become impaired, we may incur significant charges to our pre-tax income;
•     we could be subject to product liability claims and involved in product recalls;
•     we may not be able to successfully acquire new businesses or integrate acquisitions, including our acquisition of Uni-Select (as defined herein) (the "Uni-Select Acquisition"), and we may not be able to successfully divest certain businesses (including Uni-Select's GSF Car Parts segment) on acceptable terms or at all;
•     we have a substantial amount of indebtedness, which could have a material adverse effect on our financial condition and our ability to obtain financing in the future and to react to changes in our business;
•     the Euro Notes (2024) (as defined herein), the Euro Notes (2028) (as defined herein), and the exchange notes offered hereby do not impose any limitations on our ability to incur additional debt or protect against certain other types of transactions, and we may incur additional indebtedness under our Senior Unsecured Credit Agreement (as defined herein) subject to certain limitations;
•     our Senior Unsecured Credit Agreement imposes operating and financial restrictions on us and our subsidiaries, which may prevent us from capitalizing on business opportunities;
•     we may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful;
•     our future capital needs may require that we seek to refinance our debt or obtain additional debt or equity financing, events that could have a negative effect on our business;
•     our variable rate indebtedness subjects us to interest rate risk, which could cause our indebtedness service obligations to increase significantly;
•     repayment of our indebtedness is dependent on cash flow generated by our subsidiaries;
•     a downgrade in our credit rating would impact our cost of capital;

•     the amount and frequency of our share repurchases and dividend payments may fluctuate;
•     existing or new laws and regulations, or changes to enforcement or interpretation of existing laws or regulations, may prohibit, restrict or burden the sale of aftermarket, recycled, refurbished or remanufactured products;
•     we are subject to environmental regulations and incur costs relating to environmental matters;
•     we may be adversely affected by legal, regulatory or market responses to global climate change;
•     our Amended and Restated Bylaws provide that the courts in the State of Delaware are the exclusive forums for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees and may increase costs to our stockholders;
•     our effective tax rate could materially increase as a consequence of various factors, including U.S. and/or international tax legislation, applicable interpretations and administrative guidance, our mix of earnings by jurisdiction, and U.S. and foreign jurisdictional audits;
•     if significant tariffs or other restrictions are placed on products or materials we import or any related counter-measures are taken by countries to which we export products, our revenue and results of operations may be materially harmed;
•     governmental agencies may refuse to grant or renew our operating licenses and permits;
•     our employees are important to successfully manage our business and achieve our objectives and the loss of our key employees could impede the achievement of our business objectives;
•     we operate in foreign jurisdictions which exposes us to foreign exchange and other risks;
•     our business may be adversely affected by union activities and labor and employment laws;
•     we rely on information technology and communication systems in critical areas of our operations and a disruption relating to such technology could harm our business;
•     the costs of complying with the requirements of laws pertaining to the privacy and security of personal information and the potential liability associated with the failure to comply with such laws could materially adversely affect our business and results of operations;
•    business interruptions in our distribution centers or other facilities may affect our operations, the function of our computer systems, and/or the availability and distribution of merchandise, which may affect our business;
•     if we experience problems with our fleet of trucks and other vehicles, our business could be harmed;
•     we may lose the right to operate at key locations which may materially adversely affect our business and results of operations;
•     activist investors could cause us to incur substantial costs, divert management’s attention, and have an adverse effect on our business;
•     inaccuracies in the data relating to our industry published by independent sources upon which we rely may cause our management to make decisions which have detrimental impacts on our business;
•     currency fluctuations in the U.S. dollar, Canadian dollar, pound sterling and Euro versus other currencies may adversely affect our results of operations;
•     volatility in the banking industry and any reaction to such volatility that may cause a change in how we conduct our operations;

•     our ability to repurchase the exchange notes in the event of a change of control as required by the indenture; and
•     other factors described in this prospectus and in the documents which are incorporated herein by reference.
It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur.
You should read this prospectus, the documents incorporated by reference into this prospectus, and the documents we have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

CURRENCY PRESENTATION

In this prospectus, all references to “U.S. dollars” and “$” are to the lawful currency of the United States, all references to “Canadian dollars” and “CAD” are to the lawful currency of Canada and all references to “Euro,” “EUR” or “€” are to the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. The exchange rate for Canadian dollars, as reported by Bloomberg, L.P., was approximately CAD 1.32 per $1.00 as of June 30, 2023. The exchange rate for Euros, as reported by Bloomberg, L.P., was approximately EUR 0.92 per $1.00 as of June 30, 2023. We make no representation that the Canadian dollar or Euro amount referred to above could have been or could, in the future, be converted into U.S. dollars at any particular rate, if at all.
TRADEMARKS, SERVICE MARKS AND COPYRIGHTS
We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. We also own or have the rights to copyrights that protect the content of our products. Solely for convenience, the trademarks, service marks, tradenames and copyrights referred to in this prospectus are listed without the ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and tradenames.

SUMMARY
This summary highlights significant aspects of our business and the exchange offer, but it is not complete and may not contain all of the information that may be important to you. You should read this entire prospectus and the documents incorporated by reference herein carefully, including our historical financial statements and the related notes thereto, and especially the information presented under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”
In this prospectus, unless otherwise indicated or the context otherwise requires, references to the terms “we,” “us,” “our,” “LKQ,” and the “Company” refer to LKQ Corporation and its subsidiaries and joint ventures.
Our Company
We are a global distributor of vehicle products, including replacement parts, components and systems used in the repair and maintenance of vehicles, and specialty vehicle aftermarket products and accessories to improve the performance, functionality and appearance of vehicles.
Buyers of vehicle replacement products have the option to purchase from primarily five sources: new products produced by original equipment manufacturers (“OEMs”); new products produced by companies other than the OEMs, which are referred to as aftermarket products; recycled products obtained from salvage and total loss vehicles; recycled products that have been refurbished; and recycled products that have been remanufactured. We distribute a variety of products to collision and mechanical repair shops, including aftermarket collision and mechanical products; recycled collision and mechanical products; refurbished collision products such as wheels, bumper covers and lights; and remanufactured engines and transmissions. Collectively, we refer to the four sources that are not new OEM products as alternative parts.
We are a leading provider of alternative vehicle collision replacement products and alternative vehicle mechanical replacement products, with our sales, processing, and distribution facilities reaching most major markets in the United States and Canada. We are also a leading provider of alternative vehicle replacement and maintenance products in Germany, the United Kingdom, the Benelux region (Belgium, Netherlands, and Luxembourg), Italy, Czech Republic, Austria, Slovakia, Poland, and various other European countries. In addition to our wholesale operations, we operate self service retail facilities across the United States that sell recycled automotive products from end-of-life vehicles. We are also a leading distributor of specialty vehicle aftermarket equipment and accessories reaching most major markets in the United States and Canada.
Recent Developments
On August 1, 2023, we completed the previously announced acquisition of Uni-Select Inc., a corporation existing under the Business Corporations Act (Québec) (“Uni-Select”), pursuant to the Arrangement Agreement, dated as of February 26, 2023 (the “Uni-Select Agreement”), by and among LKQ, 9485-4692 Québec Inc., a corporation existing under the Business Corporations Act (Québec) and a wholly owned subsidiary of LKQ (the “Purchaser”), and Uni-Select. Pursuant to the terms and conditions of the Uni-Select Agreement, Purchaser acquired all of the issued and outstanding common shares of Uni-Select for CAD $48.00 per share in cash.
Corporate Information
LKQ Corporation was incorporated in Delaware in 1998. Our principal executive offices are located at 500 West Madison Street, Suite 2800, Chicago, Illinois 60661, and our telephone number at that address is (312) 621-1950.

Corporate Structure and Financing Arrangements

The following diagram summarizes our corporate structure and principal outstanding financing arrangements, after giving effect to the consummation of the Uni-Select Acquisition. The diagram does not include all of our subsidiaries, nor all the debt obligations thereof. For a summary of the debt obligations identified in this diagram, please refer to the sections of this prospectus entitled “Description of Certain Indebtedness,” “Description of the Exchange Notes” and “Capitalization” for further information. See also the section of this prospectus entitled “Supplemental Guarantor Financial Information.”

Borrower under Senior Unsecured Credit Agreement and CAD Note
Issuer of exchange notes offered hereby
Guarantor of Euro Notes (2024) and Euro Notes (2028)
LKQ Corporation(1) (U.S.)
Guarantors of Euro Notes (2024), Euro Notes (2028) and exchange notes offered hereby
Guarantors of the Senior Unsecured Credit Agreement and CAD Note
Certain LKQ Domestic (U.S.) Subsidiaries(2)
LKQ Delaware LLP(1) (U.S.) (non-guarantor)
Other Non-Guarantor Subsidiaries
Uni-Select Inc. (CA) (non-guarantor)
Uni-Select Inc. Subsidiaries (non-guarantors)
Issuer of Euro Notes (2028)
LKQ European Holdings B.V.(1) (NL) (non-guarantor)
LKQ Europe GmbH (CH)(1) (non-guarantor)
Other Non-Guarantor Subsidiaries
LKQ German Holdings GmbH (DE)(1) (non-guarantor)
LKQ Italia S.r.l. (IT) (non-guarantor)
Stahlgruber GmbH (DE)(1) (non-guarantor)
LKQ Italia Bondco di LKQ Italia Bondco GP S.r.l e C. S.A.P.A. (IT)
Issuer of Euro Notes (2024)
Does not guarantee Euro Notes (2028) or the exchange notes offered hereby
Non-Guarantor Subsidiaries
Rhiag-Inter Auto Parts Italia S.p.A. (IT)
LKQ CZ s.r.o. (CZ)
Guarantors of Euro Notes (2024)
Do not guarantee Euro Notes (2028) or the exchange notes offered hereby

(1) Borrowers under the Senior Unsecured Credit Agreement consist of LKQ Corporation (U.S.), LKQ Delaware LLP (U.S.), Euro Car Parts Limited (GB), LKQ North-West Europe B.V. (f/k/a LKQ Netherlands B.V.) (NL), LKQ European Holdings B.V. (NL), LKQ German Holdings GmbH (DE), Stahlgruber GmbH (DE), Atracco Group AB (SE), Elit Group GmbH (CH), and LKQ Europe GmbH (CH). Other than LKQ Corporation, none of these borrowers will guarantee or otherwise be an obligor of the exchange notes offered hereby.
(2) Certain other direct and indirect domestic (U.S.) subsidiaries of LKQ Corporation are anticipated to become guarantors of the Senior Unsecured Credit Agreement, the CAD Note, the original notes, and the exchange notes offered hereby in the first calendar quarter of 2024.

Note: CA means Canada. CH means Switzerland. CZ means the Czech Republic. DE means Germany. GB means England and Wales. IT means Italy. NL means The Netherlands. SE means Sweden.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The summary historical consolidated financial information set forth below is not necessarily indicative of our future results of operations or financial condition. The following summary historical consolidated statements of income and statements of cash flows data for the years ended December 31, 2022, 2021 and 2020, and the summary historical consolidated balance sheet data as of December 31, 2022 and 2021, are derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference herein. The following summary historical consolidated statements of income and statements of cash flows data for the six months ended June 30, 2023 and 2022, and the summary historical consolidated balance sheet data as of June 30, 2023, are derived from our unaudited interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the six months ended June 30, 2023, which is incorporated by reference herein. You should read this summary historical consolidated financial data together with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the six months ended June 30, 2023, and our audited and unaudited consolidated financial statements incorporated by reference herein, including the accompanying notes. See “Where You Can Find Additional Information.”

Consolidated Statement of Income Data

	Six months ended June 30,		Year ended December 31,
	2023	2022	2022	2021	2020
	(unaudited)
	(in millions)
Revenue	$6,797	$6,689	$12,794	$13,089	$11,629
Cost of goods sold	4,011	3,965	7,571	7,767	7,036
Gross margin	2,786	2,724	5,223	5,322	4,593
Selling, general and administrative expenses	1,869	1,822	3,544	3,568	3,266
Restructuring and transaction related expenses	26	7	20	20	66
(Gain) on disposal of businesses and impairment of net assets held for sale	—	(155)	(159)	—	3
Depreciation and amortization	119	120	237	260	272
Operating income	772	930	1,581	1,474	986
Total other expense, net	22	31	63	75	101
Income from continuing operations before provision for income taxes	750	899	1,518	1,399	885
Provision for income taxes	203	216	385	331	250
Equity in earnings of unconsolidated subsidiaries	5	6	11	23	5
Income from continuing operations	552	689	1,144	1,091	640
Net income from discontinued operations	—	4	6	1	—
Net income	552	693	1,150	1,092	640
Less: net income attributable to continuing noncontrolling interest	1	—	1	1	2
Net income attributable to LKQ stockholders	$551	$693	$1,149	$1,091	$638

Consolidated Balance Sheet Data

	As of June 30,	As of December 31,
	2023	2022	2021
	(unaudited)
	(in millions)
Cash and cash equivalents	$1,904	$278	$274
Current assets	6,156	4,258	4,254
Total assets	14,155	12,038	12,606
Current liabilities	3,028	2,271	2,165
Long-term operating lease liabilities, excluding current portion	1,131	1,091	1,209
Long-term obligations, excluding current portion	3,421	2,622	2,777
Total stockholders' equity	5,968	5,467	5,787
Total liabilities and stockholders' equity	14,155	12,038	12,606

Consolidated Statement of Cash Flows Data

	Six months ended June 30,		Year ended December 31,
	2023	2022	2022	2021	2020
	(unaudited)
	(in millions)
Net cash provided by operating activities	$703	$737	$1,250	$1,367	$1,444
Net cash (used in) provided by investing activities	(185)	265	172	(419)	(166)
Net cash provided by (used in) financing activities(1)	1,099	(985)	(1,394)	(985)	(1,513)
Depreciation and amortization	135	133	264	284	299
Purchases of property, plant and equipment	(136)	(99)	(222)	(293)	(173)
(1) Includes proceeds (net of unamortized bond discount) of $1,394 million from the issuance of the original notes for the six months ended June 30, 2023. Includes dividends paid to LKQ stockholders of $148 million and $142 million for the six months ended June 30, 2023 and June 30, 2022, respectively. Includes purchase of treasury stock of $8 million and $528 million for the six months ended June 30, 2023 and June 30, 2022, respectively. Includes dividends paid to LKQ stockholders of $284 million, $73 million, and nil for the years ended December 31, 2022, 2021 and 2020, respectively. Includes purchase of treasury stock of $1,040 million, $877 million, and $117 million for the years ended December 31, 2022, 2021 and 2020, respectively.

The Exchange Offer
The following summary contains basic information about the exchange offer and the exchange notes. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the exchange notes, see “Description of the Exchange Notes.” With respect to the discussion of the terms of the exchange notes on the cover page, in this summary of the exchange offer and under the caption “Description of the Exchange Notes,” the terms “LKQ,” “we,” “us,” “our,” or the “Company” refer only to LKQ Corporation, and not to any of its subsidiaries.
On May 24, 2023, we issued the 2028 original notes and the 2033 original notes in a private offering to BofA Securities, Inc., Wells Fargo Securities, LLC, Capital One Securities, Inc., MUFG Securities Americas Inc., PNC Capital Markets LLC, Truist Securities, Inc., HSBC Securities (USA) Inc., UniCredit Capital Markets LLC, BNP Paribas Securities Corp., and U.S. Bancorp Investments, Inc., whom we refer to as the “initial purchasers,” in reliance on exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed, among other things, to file the registration statement of which this prospectus forms a part and to complete an exchange offer for the original notes. The following is a summary of the exchange offer.

2028 Original Notes	$800.0 million of our 5.750% Senior Notes due 2028, which we refer to as the “2028 original notes.”
2033 Original Notes	$600.0 million of our 6.250% Senior Notes due 2033, which we refer to as the “2033 original notes.” We refer to the 2028 original notes and the 2033 original notes collectively as the “original notes.”
2028 Exchange Notes	$800.0 million of our 5.750% Senior Notes due 2028, which we refer to as the “2028 exchange notes.”
2033 Exchange Notes	$600.0 million of our 6.250% Senior Notes due 2033, which we refer to as the “2033 exchange notes.” We refer to the exchange 2028 notes and the exchange 2033 notes collectively as the “exchange notes.” We refer to the original notes and the exchange notes collectively as the “notes.” The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes will not contain terms with respect to additional interest, registration rights or transfer restrictions.
The Exchange Offer	We are offering exchange notes of each series in exchange for a like principal amount of our original notes of such series. You may tender your original notes of a series for exchange notes of such series by following the procedures described under the heading “The Exchange Offer.”
Expiration Date; Withdrawal	The exchange offer will expire at 5:00 p.m., New York City time, on , 2023, unless we extend it. You may withdraw any original notes that you tender for exchange at any time prior to the expiration of this exchange offer. See “The Exchange Offer—Terms of the Exchange Offer” for a more complete description of the tender and withdrawal period.
Conditions to the Exchange Offer	The exchange offer is subject to the condition that the exchange offer does not violate any applicable law or any interpretations of the staff of the SEC. However, the exchange offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered in the exchange offer.

Procedures for Tendering Original Notes
To participate in the exchange offer, you must properly complete and duly execute a letter of transmittal, which accompanies this prospectus, and transmit it, along with all other documents required by such letter of transmittal, to the exchange agent on or before the expiration date at the address provided on the cover page of the letter of transmittal.
In the alternative, you can tender your original notes by book-entry delivery following the procedures described in this prospectus, whereby you will agree to be bound by the letter of transmittal and we may enforce the letter of transmittal against you.
If a holder of original notes desires to tender such original notes and the holder’s original notes are not immediately available, or time will not permit the holder’s original notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected pursuant to the guaranteed delivery procedures described in this prospectus. See “The Exchange Offer—How to Tender Original Notes for Exchange.”

United States Federal Income Tax Consequences	Your exchange of original notes for exchange notes to be issued in the exchange offer is not expected to result in any gain or loss to you for U.S. federal income tax purposes. See “Certain Material United States Federal Income Tax Considerations.”
Use of Proceeds	We will not receive any cash proceeds from the exchange offer.
Consequences of Failure to Exchange Your Original Notes	Original notes not exchanged in the exchange offer will continue to be subject to the restrictions on transfer that are described in the legend on the original notes. In general, you may offer or sell your original notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not currently intend to register the original notes under the Securities Act.
Resales of the Exchange Notes
Based on interpretations of the staff of the SEC set forth in no-action letters issued to third parties, we believe that you may offer for sale, resell or otherwise transfer the exchange notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if:
• you are not a broker-dealer tendering notes acquired directly from us;
• you acquire the exchange notes issued in the exchange offer in the ordinary course of your business;
• you are not participating, do not intend to participate, and have no arrangement or undertaking with anyone to participate, in the distribution of the exchange notes issued to you in the exchange offer; and
• you are not an “affiliate”, as that term is defined in Rule 405 of the Securities Act, of ours.
If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a compliant prospectus or without qualifying for an exemption from registration, you may incur liability under the Securities Act. We will not be responsible for, or indemnify you against, any liability you incur.
Any broker-dealer that acquires exchange notes in the exchange offer for its own account in exchange for original notes which it acquired through market-making or other trading activities must acknowledge that it will deliver this prospectus when it resells or transfers any exchange notes issued in the exchange offer. See “Plan of Distribution” for a description of the prospectus delivery obligations of broker-dealers.

Acceptance of Original Notes and Delivery of Exchange Notes	Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any and all original notes properly tendered prior to the expiration of the exchange offer. We will complete the exchange offer and issue the exchange notes promptly after the expiration of the exchange offer.
Exchange Agent	U.S. Bank Trust Company, National Association, the trustee under the indenture governing the notes, is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are set forth under the heading “The Exchange Offer—The Exchange Agent.”

The Exchange Notes

The exchange offer applies to the 2028 original notes outstanding as of the date hereof and the 2033 original notes outstanding as of the date hereof. The form and terms of the exchange notes of each series will be identical in all respects to the form and the terms of the original notes of such series except that the exchange notes:

•will have been registered under the Securities Act;
•will not be subject to restrictions on transfer under the Securities Act;
•will not be entitled to the registration rights that apply to the original notes; and
•will not be subject to any increase in annual interest rate as described below under “The Exchange Offer—Purpose of the Exchange Offer.”

The exchange notes evidence the same debt as the original notes exchanged for the exchange notes and will be entitled to the benefits of the same indenture under which the original notes were issued, which is governed by New York law.

The following is a brief summary of the principal terms of the exchange notes. For a more complete description of the terms of the exchange notes and the terms and provisions of the indenture that govern the original notes and will govern the exchange notes, see “Description of the Exchange Notes.”

Issuer	LKQ Corporation

Notes Offered
$800,000,000 aggregate principal amount of 5.750% Senior Notes due 2028, which we refer to as the “2028 exchange notes;” and

$600,000,000 aggregate principal amount of 6.250% Senior Notes due 2033, which we refer to as the “2033 exchange notes.” We refer to the 2028 exchange notes and the 2033 exchange notes collectively as the “exchange notes.”

Maturity	The 2028 exchange notes will mature on June 15, 2028. The 2033 exchange notes will mature on June 15, 2033.

Interest	Interest on the 2028 exchange notes will accrue at a rate of 5.750% per annum. Interest on the 2033 exchange notes will accrue at a rate of 6.250% per annum. We will pay interest on the exchange notes semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 2023.

Guarantees
The exchange notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of our wholly owned domestic subsidiaries that guarantee the obligations under the Senior
Unsecured Credit Agreement and the CAD Note (each, as defined below). See “Description of the Exchange Notes—Ranking” and “Description of Certain Indebtedness.”

The guarantor subsidiaries, without giving effect to the Uni-Select
Acquisition, represented approximately 50% and 61% of our revenue and income from continuing operations, respectively, for the six months ended June 30, 2023, and represented approximately 51% and 52% of our total assets and total liabilities, respectively, as of June 30, 2023 (excluding, in each case, intercompany amounts). The guarantor subsidiaries, without giving effect to the Uni-Select Acquisition, represented approximately 52% and 71% of our revenue and income from continuing operations, respectively, for the year ended December 31, 2022, and represented approximately 47% and 42% of our total assets and total liabilities, respectively, as of December 31, 2022 (excluding, in each case, intercompany amounts).

Ranking
The exchange notes offered hereby and the guarantees thereof will be our and the subsidiary guarantors’ senior unsecured obligations, and will:

• rank equally in right of payment with all of our and each subsidiary guarantor’s existing and future senior unsecured indebtedness;

• rank senior in right of payment to all of our and each subsidiary guarantor’s existing and future subordinated indebtedness;

• be effectively subordinated to all of our and the subsidiary guarantors’ existing and future secured indebtedness to the extent of the lesser of the obligations secured by such assets and the value of the assets securing such indebtedness; and

• be structurally subordinated to all liabilities (including trade payables) of our and the subsidiary guarantors’ existing and future subsidiaries that do not guarantee the notes.

As of June 30, 2023, our total long-term debt was approximately $4.0 billion (approximately $72 million of which was secured debt), and we had approximately $700 million of availability under the Senior Unsecured Credit Agreement (after giving effect to approximately $74 million of letters of credit outstanding). In addition, as of June 30, 2023, our subsidiaries that will not guarantee the original notes or the exchange notes had approximately $1.6 billion of outstanding indebtedness (which includes $742 million of borrowings under the Senior Unsecured Credit Agreement by our subsidiaries that are borrowers under the Senior Unsecured Credit Agreement).

In connection with the closing of the Uni-Select Acquisition, we borrowed approximately $531 million under the CAD Note on July 31, 2023. The remaining approximately $1.6 billion required to fund the purchase price for the Uni-Select Acquisition (amount is exclusive of any proceeds to be received in connection with the anticipated divestiture of Uni-Select’s GSF Car Parts segment) was funded with a combination of proceeds from the original notes (which were held in an escrow account pending closing of the Uni-Select Acquisition on August 1, 2023), borrowings on the revolving credit facilities under our Senior Unsecured Credit Agreement, and cash-on-hand.

Optional Redemption
We may redeem some or all of the exchange notes of either series at any time and from time to time at the applicable redemption prices described under the heading “Description of the Exchange Notes—Optional Redemption.”

Special Mandatory Redemption	The 2033 original notes were subject to a special mandatory redemption provision which would have applied to the 2033 exchange notes if the Uni-Select Acquisition was not consummated, or the Uni-Select Agreement was terminated, on or prior to November 27, 2023 (subject to potential extension). The Uni-Select Acquisition was consummated on August 1, 2023 and, therefore, the 2033 exchange notes will not be subject to the special mandatory redemption provision that applied to the 2033 original notes.
Change of Control Repurchase Event	In the event of a change of control triggering event as described herein, we will be required to offer to repurchase the exchange notes of each series at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of repurchase. See “Description of the Exchange Notes—Change of Control.”
Further Issues of Notes	We may, from time to time, without notice to or the consent of the holders of the exchange notes, issue additional notes of either series and create and issue additional series of debt securities having the same terms as and ranking equally and ratably with the exchange notes of such series in all respects, as described under “Description of the Exchange Notes—Further Issuances of Notes.”
No Listing	No series of the exchange notes will be listed on any national securities exchange.
Form and Denominations	Each series of the exchange notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The exchange notes will be book-entry only and registered in the name of a nominee of The Depository Trust Company (“DTC”).
Governing Law	The exchange notes, the guarantees, and the indenture are governed by, and construed in accordance with, the laws of the State of New York.
Trustee	U.S. Bank Trust Company, National Association
Risk Factors
Investing in the exchange notes involves substantial risks. You should carefully consider the risk factors set forth under the caption “Risk Factors,” as well as other information included and incorporated by reference into this prospectus prior to making an investment in the exchange notes. See “Risk Factors” beginning on page 10.

RISK FACTORS
You should carefully consider the risk factors and uncertainties described below and other information included and incorporated by reference in this prospectus in evaluating us, our business and your participation in the exchange offer. If any of the events described below occur, our business, financial condition, operating results and prospects could be materially adversely affected, which, in turn, could adversely affect the trading price of the exchange notes and our ability to repay the exchange notes.
Risks Relating to Our Business
For a discussion of risks related to our business and operations, please see “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2022, which is incorporated by reference in this prospectus, as well as disclosures contained in our other filings with the SEC.
Risks Relating to the Exchange Offer
The exchange offer may not be consummated.
The exchange offer is subject to the condition that the exchange offer does not violate any applicable law or any interpretations of the staff of the SEC. Even if the exchange offer is completed, it may not be completed on the time schedule described in this prospectus. Accordingly, holders of original notes participating in the exchange offer may have to wait longer than expected to receive the exchange notes, during which time those holders will not be able to effect transfers of their original notes tendered in the exchange offer.
You must comply with the exchange offer procedures in order to receive exchange notes.
We will not accept your original notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of the exchange offer only after timely receipt of your original notes, a properly completed and duly executed letter of transmittal and all other required documents or if you comply with the guaranteed delivery procedures for tendering your original notes. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If we do not receive your original notes, letter of transmittal, and all other required documents by the expiration date of the exchange offer, or you do not otherwise comply with the guaranteed delivery procedures for tendering your original notes, we will not accept your original notes for exchange. Neither we nor the exchange agent is required to notify you of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of original notes, we will not accept your original notes for exchange unless we decide in our sole discretion to waive such defects or irregularities.
You may have difficulty selling the original notes that you do not exchange.
If you do not exchange your original notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your original notes described in the legend on your original notes. The restrictions on transfer of your original notes arise because we issued the original notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the original notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. Except as required by the registration rights agreement, we do not intend to register the original notes under the Securities Act. The tender of original notes under the exchange offer will reduce the principal amount of the original notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any original notes that you continue to hold following completion of the exchange offer. Additionally, if a large number of original notes are exchanged for exchange notes issued in the exchange offer, it may be more difficult for you to sell your unexchanged original notes because there will be fewer original notes outstanding. See “The Exchange Offer—Consequences of Failure to Exchange Original Notes.”

Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC No-Action Letter available on May 13, 1988, Morgan Stanley & Co., Incorporated, SEC No-Action Letter available June 5, 1991 and Shearman & Sterling, SEC No-Action Letter available July 2, 1993, we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "Plan of Distribution," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your exchange notes. In these cases, if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.
Risks Relating to our Indebtedness, our Financial Structure and the Exchange Notes
We have a substantial amount of indebtedness, which could have a material adverse effect on our financial condition and our ability to obtain financing in the future and to react to changes in our business.
As of June 30, 2023, we had (a) approximately $4.0 billion of total long-term debt outstanding ($72 million of which was secured), including $1.4 billion aggregate principal amount of the original notes, €500 million ($545 million) aggregate principal amount of 3.875% senior notes due April 1, 2024 (the “Euro Notes (2024)”), €250 million ($273 million) of 4.125% senior notes due 2028 (the “Euro Notes (2028)”), $500 million drawn of term loans under the Senior Unsecured Credit Agreement, and $1,226 million drawn of the revolving credit facilities under the Senior Unsecured Credit Agreement, and (b) $700 million of availability under the Senior Unsecured Credit Agreement (after giving effect to approximately $74 million of letters of credit outstanding). In connection with the closing of the Uni-Select Acquisition, we borrowed approximately $531 million under the CAD Note on July 31, 2023. The remaining approximately $1.6 billion required to fund the purchase price for the Uni-Select Acquisition (amount is exclusive of any proceeds to be received in connection with the anticipated divestiture of Uni-Select’s GSF Car Parts segment) was funded with a combination of proceeds from the original notes (which were held in an escrow account pending closing of the Uni-Select Acquisition on August 1, 2023), borrowings on the revolving credit facility under our Senior Unsecured Credit Agreement, and cash-on-hand. Under the Senior Unsecured Credit Agreement, the Credit Agreement Revolving Loans have a maturity date of January 5, 2028, and the Credit Agreement Term Loan has a maturity date of January 5, 2026. The maturity date of the Credit Agreement Revolving Loans can be extended for up to two years in one-year increments. The maturity date of the Credit Agreement Term Loan can be extended for one year. The CAD Note matures three years after the date of funding. Our significant amount of debt and our debt service obligations could limit our ability to satisfy our obligations, limit our ability to operate our business and impair our competitive position.
For example, our debt and our debt service obligations could:
•     increase our vulnerability to adverse economic and general industry conditions, including interest rate fluctuations, because a portion of our borrowings are and will continue to be at variable rates of interest;
•     require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, which would reduce the availability of our cash flow from operations to fund working capital, capital expenditures or other general corporate purposes;
•     limit our flexibility in planning for, or reacting to, changes in our business and industry;
•     place us at a disadvantage compared to competitors that may have proportionately less debt;
•     limit our ability to obtain additional debt or equity financing due to applicable financial and restrictive covenants in our debt agreements; and
•     increase our cost of borrowing.
In addition, if we or our subsidiaries incur additional debt, the risks associated with our substantial leverage and the ability to service such debt would increase.
The indentures governing our notes do not impose any limitations on our ability to incur additional debt or protect against certain other types of transactions, and we may incur additional indebtedness under our credit agreements.
The indentures governing the Euro Notes (2024) and the Euro Notes (2028) and the indenture that governs the original notes and the exchange notes offered hereby do not restrict the future incurrence of unsecured indebtedness, guarantees or other obligations. The indentures governing our Euro Notes (2024) and Euro Notes (2028) and the indenture that governs the original notes and the exchange notes offered hereby contain certain limitations on our ability to incur liens on assets, and the indentures governing our Euro Notes (2024) and Euro Notes (2028) and the indenture that governs the original notes and the exchange notes offered hereby contain certain limitations on our ability to engage in sale and leaseback transactions. However, these limitations are subject to important exceptions. In addition, the indentures do not contain many other restrictions, including certain restrictions contained in the Senior Unsecured Credit Agreement and the CAD Note, including, without limitation, making investments, prepaying subordinated indebtedness or engaging in transactions with our affiliates.

The Senior Unsecured Credit Agreement and the CAD Note permit, subject to specified conditions and limitations, the incurrence of a significant amount of additional indebtedness. If we or our subsidiaries incur additional debt, the risks associated with our substantial leverage and the need to service such debt would increase.
The Senior Unsecured Credit Agreement and the CAD Note impose operating and financial restrictions on us and our subsidiaries, which may prevent us from capitalizing on business opportunities.
Our Senior Unsecured Credit Agreement and CAD Note impose operating and financial restrictions on us. These restrictions may limit our ability, among other things, to:
•     incur, assume or permit to exist additional indebtedness (including guarantees thereof) outside of the Senior Unsecured Credit Agreement and the CAD Note;
•     incur liens on assets;
•     engage in transactions with affiliates;
•     sell certain assets or merge or consolidate with or into other companies;
•     guarantee indebtedness; and
•     alter the business we conduct.
As a result of these covenants and restrictions, we may be limited in how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur or changes we make to existing indebtedness could include more restrictive covenants. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants. The failure to comply with any of these covenants would cause a default under the applicable credit agreement. A default, if not waived, could result in acceleration of our debt, in which case the debt would become immediately due and payable. If this occurs, we may not be able to repay our debt or borrow sufficient funds to refinance it. Even if new financing were available, it may be on terms that are less attractive to us than our existing credit facilities or it may be on terms that are not acceptable to us.
We may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.
Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. If our operating results and available cash are insufficient to meet our debt service obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions or to obtain the proceeds that we hope to realize from them, and these proceeds may not be adequate to meet any debt service obligations then due. Any future refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants which could further restrict our business operations. Additionally, our credit agreements and the indentures that govern the Euro Notes (2024) and the Euro Notes (2028) limit the use of the proceeds from certain dispositions of our assets. As a result, our credit agreements and the indentures that govern the Euro Notes (2024) and the Euro Notes (2028) may prevent us from using the proceeds from such dispositions to satisfy all of our debt service obligations.
Our future capital needs may require that we seek to refinance our debt or obtain additional debt or equity financing, events that could have a negative effect on our business.
We may need to raise additional funds in the future to, among other things, refinance existing debt, fund our existing operations, improve or expand our operations, respond to competitive pressures, or make acquisitions. From time to time, we may raise additional funds through public or private financing, strategic alliances, or other arrangements. Funds may not be available or available on terms acceptable to us as a result of different factors, including but not limited to, turmoil in the credit markets that results in the tightening of credit conditions and current or future regulations applicable to the financial institutions from which we seek financing. If adequate funds are not available on acceptable terms, we may be unable to meet our business or strategic objectives or compete effectively. If we raise additional funds by issuing equity securities, stockholders may experience dilution of their ownership interests, and the newly issued securities may have rights superior to those of our common stock. If we raise additional funds by issuing debt, we may be subject to higher borrowing costs and further limitations on our operations. If we refinance or restructure our debt, we may incur charges to write off the unamortized portion of deferred debt issuance costs from a previous financing, or we may incur charges related to hedge ineffectiveness from our interest rate swap obligations. There are restrictions in the indentures that govern the Euro Notes (2024), the Euro Notes (2028), the 2028 exchange notes offered hereby, and the 2033 exchange notes offered hereby on our ability to refinance such notes prior to January 1, 2024, April 1, 2023, May 15, 2028 and March 15, 2033, respectively. We could refinance the Euro Notes (2024), the Euro Notes (2028), and the exchange notes offered hereby through open market purchases, subject to a limitation in our credit agreement on the amount of such purchases. If we fail to raise capital when needed, our business may be negatively affected.
Our variable rate indebtedness subjects us to interest rate risk, which could cause our indebtedness service obligations to increase significantly.
Borrowings under our credit agreements are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, would correspondingly decrease. Moreover, changes in market interest rates could affect the trading value of the Euro Notes (2024), the Euro Notes (2028), and the exchange notes offered hereby. To hedge the risk of changes in interest rates related to forecasted debt issuance to finance a portion of the Uni-Select Acquisition, in March 2023, we entered into forward-starting interest rate swaps to lock interest rates for the exchange notes offered hereby. These swaps were settled in May 2023 after issuance of the original notes, resulting in total payments of $13 million. As of June 30, 2023, on an as adjusted basis to give effect to the Uni-Select Acquisition and the borrowings under our Senior Unsecured Credit Agreement and CAD Note in connection therewith as well as the offering of the original notes and the application of the proceeds therefrom, we had an aggregate principal amount of $1.7 billion of outstanding variable rate indebtedness that was not covered by interest rate hedges.
Repayment of our indebtedness is dependent on cash flows generated by our subsidiaries.
We are a holding company and repayment of our indebtedness will be dependent upon cash flows generated by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are borrowers or guarantors of the indebtedness, our subsidiaries do not have any obligation to pay amounts due on our indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the Euro Notes (2024), Euro Notes (2028), the original notes, and the exchange notes offered hereby. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries and, under certain circumstances, distributions from our subsidiaries may be subject to taxes that reduce the amount of such distributions available to us. In the event that we do not receive sufficient distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the Euro Notes (2024), the Euro Notes (2028), the original notes, and the exchange notes offered hereby.
A downgrade in our credit rating would impact our cost of capital.
Credit ratings have an important effect on our cost of capital. Credit rating agencies rate our debt securities on factors that include, among other items, our results of operations, business decisions that we make, their view of the general outlook for our industry, and their view of the general outlook for the economy. Actions taken by the rating agencies can include maintaining, upgrading, or downgrading the current rating or placing us on a watch list for possible future downgrading. We believe our current credit ratings enhance our ability to borrow funds at favorable rates. A downgrade in our current credit rating from a rating agency could adversely affect our cost of capital by causing us to pay a higher interest rate on borrowed funds under our credit facilities. A downgrade could also adversely affect our ability to issue debt securities in the future or incur other indebtedness upon favorable terms. If the Euro Notes (2024) or the Euro Notes (2028) are downgraded to a rating that is below investment grade by S&P or Moody’s, we may also become subject to additional covenants under the indentures governing the Euro Notes (2024) or the Euro Notes (2028), as the case may be.
The amount and frequency of our share repurchases and dividend payments may fluctuate.
The amount, timing and execution of our share repurchase program may fluctuate based on our priorities for the use of cash for other purposes such as operational spending, capital spending, acquisitions or repayment of debt. Changes in cash flows, tax laws and our share price could also impact our share repurchase program and other capital activities. Additionally, decisions to return capital to stockholders, including through our repurchase program or the issuance of dividends on our common stock, remain subject to determination of our Board of Directors that any such activity is in the best interests of our stockholders and is in compliance with all applicable laws and contractual obligations.
The right to receive payments on the notes is effectively junior to those lenders who have a security interest in our assets.
Our obligations under the exchange notes and our guarantors’ obligations under their guarantees of the exchange notes are unsecured. If we are declared bankrupt or insolvent, or if we default under any future secured indebtedness, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such secured indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the exchange notes, even if an event of default exists under the applicable indenture governing the exchange notes. Furthermore, if the lenders foreclose on our assets following an event of default under any future secured indebtedness and sell the pledged equity interests in any subsidiary guarantor of the Euro Notes (2024), the Euro Notes (2028), the original notes, or the exchange notes, then that guarantor will be released from its guarantee of the Euro Notes (2024), the Euro Notes (2028), the original notes, or the exchange notes offered hereby, as the case may be, automatically and immediately upon such sale. In any such event, because the Euro Notes (2024), the Euro Notes (2028), the original notes, and the exchange notes are not secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which claims by holders of the Euro Notes (2024), the Euro Notes (2028), the original notes, or the exchange notes could be satisfied or, if any assets remained, they might be insufficient to satisfy claims fully. As of June 30, 2023, on an as adjusted basis to give effect to the Uni-Select Acquisition and the borrowings under our Senior Unsecured Credit Agreement and CAD Note in connection therewith as well as the offering of the original notes and the application of the proceeds therefrom, we had approximately $72 million aggregate principal amount of secured debt outstanding and the remaining approximately $4.6 billion of our outstanding debt was unsecured. See “Description of Certain Indebtedness.”
United States federal and state statutes allow courts, under specific circumstances, to void the exchange notes, the original notes, and the guarantees, subordinate claims in respect of the exchange notes, the original notes, and the guarantees and require noteholders to return payments received from us or the guarantors.
Our direct and indirect domestic subsidiaries that are guarantors under the Senior Unsecured Credit Agreement and the CAD Note guarantee the obligations under the original notes and the exchange notes offered hereby. The issuance of the original notes and the exchange notes and the issuance of the guarantees by the guarantors may be subject to review under state and federal laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, our unpaid creditors or the unpaid creditors of a guarantor. Under the federal bankruptcy laws of the United States and comparable provisions of state fraudulent transfer laws, a court may avoid or otherwise decline to enforce the exchange notes, the original notes, or a guarantor’s guarantee, or may subordinate the exchange notes and such guarantees, to our or the applicable guarantor’s existing and future indebtedness. While the relevant laws may vary from jurisdiction to jurisdiction, a court might do so if it found that when indebtedness under the exchange notes or the original notes was issued, or when the applicable guarantor entered into its guarantee, or, in some jurisdictions, when payments became due under the exchange notes, the original notes, or such guarantee, the issuer or the applicable guarantor received less than reasonably equivalent value or fair consideration and:
•     was insolvent or rendered insolvent by reason of such incurrence;
•     was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or
•     intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.
A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the exchange notes, the original notes or such guarantee if we or such guarantor did not substantially benefit directly or indirectly from the issuance of the exchange notes or the original notes. Thus, if the guarantees were legally challenged, any guarantee could be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than reasonably equivalent value or fair consideration. If a court were to void the issuance of the exchange notes, the original notes, or any guarantee, you would no longer have any claim against us or the applicable guarantor. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the exchange notes or the original notes. Further, the avoidance of the exchange notes or the original notes could result in an event of default with respect to our and our subsidiaries’ other debt, which could result in acceleration of that debt. The measures of insolvency for purposes of these fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an issuer or a guarantor, as applicable, would be considered insolvent if:
•     the sum of its debts, including contingent liabilities, was greater than the fair value of its assets;
•     the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or
•     it could not pay its debts as they become due.
A court might also void the exchange notes, the original notes, or a guarantee, without regard to the above factors, if the court found that the exchange notes or the original notes were incurred or issued or the applicable guarantor entered into its guarantee with actual intent to hinder, delay or defraud its creditors. We cannot assure you as to what standard a court would apply in determining whether we or the guarantors were solvent at the relevant time or that a court would agree with our conclusions in this regard, or, regardless of the standard that a court uses, that it would not determine that we or a guarantor were indeed insolvent on that date; that any payments to the holders of the notes (including under the guarantees) did not constitute preferences, fraudulent transfers or conveyances on other grounds; or that the issuance of the original notes, the exchange notes and the guarantees would not be subordinated to our or any guarantor’s other debt. In addition, any payment by us or a guarantor pursuant to the exchange notes, the original notes or the guarantee could be avoided and required to be returned to us or such guarantor or to a fund for the benefit of our or such guarantor’s creditors, and accordingly the court might direct you to repay any amounts already received from us or such guarantor. Among other things, under U.S. bankruptcy law, any payment by us pursuant to the exchange notes, the original notes or by a guarantor under a guarantee made at a time we or such guarantor were found to be insolvent could be voided and required to be returned to us or such guarantor or to a fund for the benefit of our or such guarantor’s creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give such insider or outsider party more than such party would have received in a distribution under the Bankruptcy Code in a hypothetical Chapter 7 case. Although each guarantee will contain a “savings clause” intended to limit the subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer, this provision may not be effective as a legal matter to protect any subsidiary guarantees from being avoided under fraudulent transfer law. In that regard, in Official Committee of Unsecured Creditors of TOUSA, Inc. v. Citicorp North America, Inc., the United States Bankruptcy Court in the Southern District of Florida held that a savings clause similar to the savings clause to be included in our indenture was unenforceable. As a result, the subsidiary guarantees were found to be fraudulent conveyances in TOUSA. The United States Court of Appeals for the Eleventh Circuit subsequently affirmed the liability findings of the bankruptcy court without ruling directly on the enforceability of savings clauses generally. If the decision of the bankruptcy court in TOUSA were followed by other courts, the risk that the guarantees would be deemed fraudulent conveyances would be significantly increased.
To the extent a court avoids the exchange notes, the original notes, or any of the guarantees as fraudulent transfers or holds the exchange notes, the original notes, or any of the guarantees unenforceable for any other reason, the holders of the original notes and the exchange notes would cease to have any direct claim against us or the applicable guarantor. If a court were to take this action, our or the applicable guarantor’s assets would be applied first to satisfy our or the applicable guarantor’s other liabilities, if any, and might not be applied to the payment of the original notes and the exchange notes. Sufficient funds to repay the original notes and the exchange notes may not be available from other sources, including the remaining guarantors, if any.
Not all of our subsidiaries will guarantee the original notes and the exchange notes, and the assets of our non-guarantor subsidiaries may not be available to make payments on the original notes and the exchange notes.
Not all of our subsidiaries will guarantee the original notes and the exchange notes. See “Summary—Corporate Structure and Financing Arrangements.” In the event that any non-guarantor subsidiary becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its indebtedness and its trade creditors generally will be entitled to payment on their claims from the assets of that subsidiary before any of those assets are made available to the holders of the original notes and the exchange notes. Consequently, claims in respect of the original notes and the exchange notes are structurally subordinated to all of the liabilities of our non-guarantor subsidiaries, including trade payables, borrowings by LKQ Delaware LLP and our foreign borrowers under the Senior Unsecured Credit Agreement and CAD Note, and any claims of third-party holders of preferred equity interests, if any, in our non-guarantor subsidiaries. In addition, certain of our subsidiaries located in the Czech Republic and Italy are guarantors under the Euro Notes (2024) but will not guarantee the original notes or the exchange notes and, therefore, claims in respect of the original notes and the exchange notes are also structurally subordinated to the Euro Notes (2024) for those subsidiaries located in the Czech Republic and Italy which guarantee the Euro Notes (2024) but do not guarantee the original notes and the exchange notes. For the six months ended June 30, 2023, without giving effect to the Uni-Select Acquisition, our subsidiaries that do not guarantee the original notes and will not guarantee the exchange notes represented approximately 50% and 39% of our total revenue and income from continuing operations, respectively (excluding, in each case, intercompany amounts). In addition, these non-guarantor subsidiaries represented approximately 49% and 48% of our total assets and total liabilities, respectively, as of June 30, 2023 (excluding, in each case, intercompany amounts and without giving effect to the Uni-Select Acquisition). Of these amounts, as of the same date, our subsidiaries that do not guarantee the original notes and will not guarantee the exchange notes had approximately $1.6 billion of outstanding indebtedness (which includes $742 million of borrowings under the Senior Unsecured Credit Agreement by foreign subsidiaries that are borrowers under the Senior Unsecured Credit Agreement). For the year ended December 31, 2022, without giving effect to the Uni-Select Acquisition, our subsidiaries that do not guarantee the original notes and will not guarantee the exchange notes represented approximately 48% and 29% of our total revenue and income from continuing operations, respectively (excluding, in each case, intercompany amounts). In addition, these non-guarantor subsidiaries represented approximately 53% and 58% of our total assets and total liabilities, respectively, as of December 31, 2022 (excluding, in each case, intercompany amounts and without giving effect to the Uni-Select Acquisition). Of these amounts, as of the same date, our subsidiaries that do not guarantee the original notes and will not guarantee the exchange notes had approximately $1.7 billion of outstanding indebtedness (which includes $807 million of borrowings under the Senior Unsecured Credit Agreement by foreign subsidiaries that are borrowers under the Senior Unsecured Credit Agreement).
We may not be able to repurchase the exchange notes upon a change of control or pursuant to an asset sale offer.
Upon a change of control, as defined in the indenture governing each series of the exchange notes, the holders of the applicable series of exchange notes will have the right to require us to offer to purchase all of the exchange notes of such series then outstanding at a price equal to 101% of their principal amount plus accrued and unpaid interest. Such a change of control would also be an event of default under our Senior Unsecured Credit Agreement and the CAD Note and would require repurchase of the Euro Notes (2024) and the Euro Notes (2028). In order to obtain sufficient funds to pay amounts due under the Senior Unsecured Credit Agreement and the CAD Note and the purchase price of the outstanding Euro Notes (2024), Euro Notes (2028) and the applicable series of exchange notes, we expect that we would have to refinance our indebtedness. We cannot assure you that we would be able to refinance our indebtedness on favorable terms, if at all. Our failure to offer to purchase all outstanding exchange notes of the applicable series or to purchase all validly tendered notes of such series would be an event of default under the indenture. Such an event of default may cause the acceleration of our other indebtedness. Our other indebtedness also may contain restrictions on repayment requirements with respect to specified events or transactions that constitute a change of control under the indenture. See “Description of the Exchange Notes—Change of Control.”
The definition of change of control in the indenture governing the exchange notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of each series of exchange notes to require us to repurchase its exchange notes as a result of a sale of less than all our assets to another person may be uncertain.
In addition, in certain circumstances specified in the indentures governing the Euro Notes (2024) and the Euro Notes (2028), including S&P or Moody’s withdrawal of its investment grade rating on such notes or downgrade of the rating of such notes below investment grade, we will be required to commence an asset sale offer, as defined in such indenture, pursuant to which we will be obligated to purchase certain notes at a price equal to 100% of their principal amount plus accrued and unpaid interest with the proceeds we receive from certain asset sales. Our other debt may contain restrictions that would limit or prohibit us from completing any such asset sale offer. Our failure to purchase any such notes when required under the applicable indenture would be an event of default under such indenture.
The exchange notes will initially be held in book-entry form, and therefore you must rely on the procedures of the relevant clearing systems to exercise any rights and remedies.
Owners of the book-entry interests will not be considered owners or holders of exchange notes offered hereby unless and until “definitive” notes are issued in exchange for book-entry interests. Instead, we expect that the exchange notes offered hereby are issued in the form of one or more global notes, which will be deposited with the indenture trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC.
Payments of principal, interest and other amounts owing on or in respect of the exchange notes in global form will be made to the principal paying agent, which will make payments to DTC. Thereafter, such payments will be credited to DTC participants’ accounts that hold book-entry interests in the notes offered hereby in global form and credited by such participants to indirect participants. After payment to DTC, as described above, none of the Company, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments of interest, principal or other amounts to DTC, or to owners of book-entry interests. Accordingly, if you own a book-entry interest in any series of the exchange notes offered hereby, you must rely on the procedures of DTC and, if you are not a participant in DTC, on the procedures of the participant through which you own your interest, to exercise any rights and obligations of a holder of the exchange notes offered hereby under the indenture governing the exchange notes offered hereby.
Owners of book-entry interests will not have the direct right to act upon any solicitations for consents or requests for waivers or other actions from holders of the notes offered hereby. Instead, if you own a book-entry interest, you will be reliant on the common depositary (or its nominee) (as registered holder of the exchange notes offered hereby) to act on your instructions and/or will be permitted to act directly only to the extent you have received appropriate proxies to do so from DTC or, if applicable, from a participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions or to take any other action on a timely basis.
Similarly, upon the occurrence of an “event of default” under and as defined in the indenture governing the exchange notes offered hereby, unless and until the definitive registered notes are issued in respect of all book-entry interests, if you own a book-entry interest, you will be restricted to acting through DTC. We cannot assure you that the procedures to be implemented through DTC will be adequate to ensure the timely exercise of rights under the exchange notes. See the section entitled “Book-Entry, Delivery and Form” in this prospectus.

The liquidity and market value of the exchange notes may change due to a variety of factors.
The liquidity of any trading market in each series of the exchange notes, and the market price quoted for each series of the exchange notes, may be adversely affected by changes in the overall market for these types of securities, changes in interest rates, changes in our ratings, and changes in our financial performance or prospects or in the prospects for companies in our industries generally.
Risks Related to Acquisitions and Divestitures
We face risks associated with the integration of acquired businesses.
In addition to the Uni-Select Acquisition, we enter into mergers, acquisitions and strategic alliances from time to time with expected benefits including, among other things, operating efficiencies, innovation and sharing of best practices, that may allow for future growth. Achieving the anticipated or desired benefits of the Uni-Select Acquisition or our other acquisitions may be subject to a number of significant challenges and uncertainties, including, without limitation, whether unique corporate cultures will work collaboratively in an efficient and effective manner, the possibility of imprecise assumptions underlying expectations regarding potential synergies, capital requirements, and the integration process, unforeseen expenses and delays, and competitive factors in the marketplace. We could also encounter unforeseen transaction and integration-related costs or other circumstances such as unforeseen liabilities or other issues. Some of these potential circumstances are outside of our control and any of them could result in increased costs, decreased revenue, decreased synergies and the diversion of management time and attention. If we are unable to achieve our objectives within the anticipated time frame, or at all, the expected benefits may not be realized fully or at all, or may take longer to realize than expected, which could have an adverse effect on our business, financial condition, results of operations or cash flows.
Divestitures and contingent liabilities from divested businesses could adversely affect our business and financial results.
We intend to divest Uni-Select’s GSF Car Parts segment. In addition, we continually evaluate the performance and strategic fit of all of our businesses and may sell other businesses or product lines from time to time. Divestitures involve risks, including difficulties in the separation of operations, services, products and personnel, the diversion of management’s attention from other business concerns, the disruption of our business, the potential loss of key employees and the retention of uncertain contingent liabilities, including environmental liabilities, related to the divested business. When we decide to sell assets or a business, we may encounter difficulty in finding buyers or alternative exit strategies on acceptable terms in a timely manner, which could delay the achievement of our strategic objectives. We may also dispose of a business at a price or on terms that are less desirable than we had anticipated, which could result in significant asset impairment charges, including those related to goodwill and other intangible assets, that could have a material adverse effect on our financial condition and results of operations. In addition, we may experience greater dis-synergies than expected, the impact of the divestiture on our revenue growth may be larger than projected, and some divestitures may be dilutive to earnings. We cannot assure you that we will be able to successfully divest Uni-Select’s GSF Car Parts segment on commercially reasonable terms or at all. We cannot assure you that we will be successful in managing these or any other significant risks that we encounter in divesting a business or product line, and any divestiture we undertake could materially and adversely affect our business, financial condition, results of operations and cash flows.

SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION

The exchange notes are guaranteed on a senior, unsecured basis by each of our wholly owned domestic subsidiaries that are guarantors under our Senior Unsecured Credit Agreement and the CAD Note (each, a “subsidiary guarantor” and, together with LKQ, the “Obligor Group”). Any guarantees will be full and unconditional, and will be subject to certain conditions for release, which are further described in this prospectus under the section titled “Description of the Exchange Notes—Subsidiary Guarantees.” The subsidiaries of LKQ that will not guarantee the exchange notes are referred to herein as the “non-guarantor subsidiaries.” For a brief description of the exchange notes that we are offering hereby and the guarantees that each subsidiary guarantor is offering, see “Description of the Exchange Notes.”

We conduct our operations almost entirely through our subsidiaries. Holders of the exchange notes will have a direct claim only against the Obligor Group.

Summarized financial information is presented below for the Obligor Group (without giving effect to the Uni-Select Acquisition) on a combined basis after elimination of intercompany transactions and balances within the Obligor Group and equity in the earnings from and investments in any non-guarantor subsidiary. This summarized financial information has been prepared and presented pursuant to the SEC Regulation S-X Rule 13-01 and is not intended to present the financial position or results of operations of the Obligor Group in accordance with accounting principles generally accepted in the U.S. (“GAAP”).

Summarized Statements of Operations (in millions)	Six Months Ended June 30, 2023	Fiscal Year Ended December 31, 2022
Revenue	$3,436	$6,762
Cost of goods sold	1,976	3,911
Gross margin(1)	1,460	2,851
Income from continuing operations	337	811
Net income	$337	$816

Summarized Balance Sheets (in millions)	June 30, 2023	December 31, 2022
Current assets	$3,412	$1,845
Noncurrent assets	3,872	3,797
Current liabilities	858	825
Noncurrent liabilities	3,420	2,001
(1) Guarantor subsidiaries recorded $27 million and $46 million of net sales to and $91 million and $148 million of purchases from non-guarantor subsidiaries for the six months ended June 30, 2023 and fiscal year ended December 31, 2022, respectively.

USE OF PROCEEDS
The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer, and we have agreed to pay the expenses of the exchange offer. In exchange for each of the exchange notes, we will receive original notes in like principal amount. We will retire or cancel all of the original notes tendered in the exchange offer. Accordingly, issuance of the exchange notes will not result in any increase in our outstanding indebtedness or any change in our capitalization.

The net proceeds from the sale of the original notes were approximately $1,385 million after the deduction of transaction fees and expenses, including initial purchaser discounts. We used those net proceeds together with borrowings under the CAD Note to finance a portion of the consideration payable by us in the Uni-Select Acquisition, including repaying existing Uni-Select indebtedness, to pay associated fees and expenses, and for general corporate purposes.

CAPITALIZATION
The following table sets forth our unaudited consolidated cash and cash equivalents and capitalization as of June 30, 2023. You should read the following table in conjunction with the information under the heading "Summary-Summary Historical Consolidated Financial Information" and our financial statements and related notes incorporated by reference in this prospectus.

As of June 30, 2023
(in millions)
Cash and cash equivalents	$1,904
Long-Term Debt
Senior Unsecured Credit Agreement—term loans payable	$500
Senior Unsecured Credit Agreement—revolving credit facilities	1,226
Euro Notes (2024)	545
Euro Notes (2028)	273
2028 Original Notes	800
2033 Original Notes	600
Other Long-Term Debt(1)	86
Total Long-Term Debt(2)	$4,030
Total Stockholders’ Equity	5,968
Total Capitalization	$9,998

(1)	Includes $14 million of notes payable, $66 million of finance lease obligations, and $6 million of other debt.
(2)	Total long-term debt excludes debt issuance costs and unamortized bond discount, which are netted against this line item in the consolidated balance sheet.

In connection with the closing of the Uni-Select Acquisition, we borrowed approximately $531 million under the CAD Note on July 31, 2023. The remaining approximately $1.6 billion required to fund the purchase price for the Uni-Select Acquisition (amount is exclusive of any proceeds to be received in connection with the anticipated divestiture of Uni-Select’s GSF Car Parts segment) was funded with a combination of proceeds from the original notes (which were held in an escrow account pending closing of the Uni-Select Acquisition on August 1, 2023), borrowings on the revolving credit facilities under our Senior Unsecured Credit Agreement, and cash-on-hand.

DESCRIPTION OF CERTAIN INDEBTEDNESS
Euro Notes (2024)
On April 14, 2016, LKQ Italia Bondco S.p.A. (“LKQ Italia”), our indirect, wholly owned subsidiary, completed an offering of €500 million aggregate principal amount of 3.875% senior notes due April 1, 2024 (the “Euro Notes (2024)”) in a private placement conducted pursuant to Regulation S and Rule 144A under the Securities Act. The proceeds from the offering were used to repay a portion of the revolver borrowings under the Prior Credit Agreement (as defined below) and to pay related fees and expenses. The Euro Notes (2024) are governed by the Indenture dated as of April 14, 2016 (the “Euro Notes (2024) Indenture”) among LKQ Italia, us and certain of our subsidiaries (the “Euro Notes (2024) Subsidiaries”), the trustee, and the paying agent, transfer agent, and registrar.
Interest on the Euro Notes (2024) is payable in arrears on April 1 and October 1 of each year. The Euro Notes (2024) are fully and unconditionally guaranteed by us and the Euro Notes (2024) Subsidiaries (the “Euro Notes (2024) Guarantors”).
The Euro Notes (2024) and the related guarantees are, respectively, LKQ Italia’s and each Euro Notes (2024) Guarantor’s senior unsecured obligations and are subordinated to all of LKQ Italia’s and the Euro Notes (2024) Guarantors’ existing and future secured debt to the extent of the lesser of the debt secured by such assets and the value of the assets securing that secured debt. In addition, the Euro Notes (2024) are effectively subordinated to all of the liabilities of our subsidiaries that are not guaranteeing the Euro Notes (2024). The Euro Notes (2024) have been listed on the ExtraMOT, Professional Segment of the Borsa Italia S.p.A. securities exchange and the Global Exchange Market of Euronext Dublin.
Prior to January 1, 2024, the Euro Notes (2024) are redeemable, in whole or in part, at any time at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date plus a “make whole” premium. On or after January 1, 2024, we may redeem some or all of the Euro Notes (2024) at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. We may be required to make an offer to purchase the Euro Notes (2024) upon the sale of certain assets, subject to certain exceptions (including S&P and Moody’s downgrades its ratings below investment grade), and upon a change of control. In addition, in the event of certain developments affecting taxation or under certain other circumstances which, in any case, require the payment of certain additional amounts, we may redeem the Euro Notes (2024) in whole, but not in part, at any time at a redemption price of 100% of the principal amount thereof plus accrued but unpaid interest, if any, and such certain additional amounts, if any, to the redemption date.
On May 31, 2022, Moody’s Investors Services upgraded the rating on LKQ Italia’s senior unsecured notes to Baa3 with a stable outlook. This rating upgrade, combined with the upgrade to BBB- by S&P Global Ratings in April 2022, triggered a “covenant suspension event” for purposes of the Euro Notes (2024) Indenture, and LKQ Italia and the Euro Notes (2024) Guarantors (including us) will no longer be required to comply with certain restrictive covenants set forth in the Euro Notes (2024) Indenture unless Moody’s or S&P withdraws its investment grade rating on the Euro Notes (2024) or downgrades its rating on the Euro Notes (2024) below investment grade.
Euro Notes (2026/2028)
On April 9, 2018, LKQ European Holdings B.V. (“LKQ Euro Holdings”), our wholly owned subsidiary, completed an offering of €1,000 million aggregate principal amount of senior notes. The offering consisted of €750 million aggregate principal amount of 3.625% senior notes due 2026 (the “Euro Notes (2026)”) and €250 million aggregate principal amount of 4.125% senior notes due 2028 (the “Euro Notes (2028)” and, together with the Euro Notes (2026), the “Euro Notes (2026/28)”) in a private placement conducted pursuant to Regulation S and Rule 144A under the Securities Act. The proceeds from the offering, together with borrowings under our Prior Credit Agreement, were used (i) to finance a portion of the consideration paid for the Stahlgruber acquisition, (ii) for general corporate purposes and (iii) to pay related fees and expenses, including the refinancing of net financial debt. The Euro Notes (2026/28) are governed by the Indenture dated as of April 9, 2018 (the “Euro Notes (2026/28) Indenture”) among LKQ Euro Holdings, us and certain of our subsidiaries (the “Euro Notes (2026/28) Subsidiaries”), the trustee, paying agent, transfer agent, and registrar identified in the Euro Notes (2026/28) Indenture.
On April 1, 2021, we redeemed the Euro Notes (2026) at a redemption price equal to 101.813% of the principal amount of the Euro Notes (2026) plus accrued and unpaid interest thereon to, but not including, April 1, 2021. The total redemption payment was $915 million (€777 million), including an early redemption premium of $16 million (€14 million) and accrued and unpaid interest of $16 million (€14 million). In the second quarter of 2021, we recorded a loss on debt extinguishment of $24 million related to the redemption due to the early redemption premium and the write-off of the unamortized debt issuance costs.
Interest on the Euro Notes (2028) is payable in arrears on April 1 and October 1 of each year. The Euro Notes (2028) are fully and unconditionally guaranteed by us and the Euro Notes (2026/28) Subsidiaries (the “Euro Notes (2028) Guarantors”).

The Euro Notes (2028) and the related guarantees are, respectively, LKQ Euro Holdings’ and each Euro Notes (2028) Guarantor’s senior unsecured obligations and will be subordinated to all of LKQ Euro Holdings’ and the Euro Notes (2028) Guarantors’ existing and future secured debt to the extent of the lesser of the debt secured by such assets and the value of the assets securing that secured debt. In addition, the Euro Notes (2028) are effectively subordinated to all of the liabilities of our subsidiaries that are not guaranteeing the Euro Notes (2028). The Euro Notes (2028) are listed on the Global Exchange Market of Euronext Dublin.
The Euro Notes (2028) are redeemable, in whole or in part, at any time at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date and a “make whole” premium. On or after April 1, 2023, we may redeem some or all of the Euro Notes (2028) at the applicable redemption prices set forth in the Euro Notes (2026/28) indenture. We may be required to make an offer to purchase the Euro Notes (2028) upon the sale of certain assets, subject to certain exceptions (including Moody’s and S&P rating the Euro Notes (2028) investment grade), and upon a change of control. In addition, in the event of certain developments affecting taxation or under certain other circumstances which, in any case, require the payment of certain additional amounts, we may redeem the Euro Notes (2028) in whole, but not in part, at any time at a redemption price of 100% of the principal amount thereof, plus accrued but unpaid interest, if any, and such certain additional amounts, if any, to the redemption date.
On May 31, 2022, Moody’s Investors Services upgraded the rating on LKQ Euro Holdings’ senior unsecured notes to Baa3 with a stable outlook. This rating upgrade, combined with the upgrade to BBB- by S&P Global Ratings in April 2022, triggered a “covenant suspension event” for purposes of the Euro Notes (2026/28) Indenture, and the Euro Notes (2028) Guarantors (including us) will no longer be required to comply with certain restrictive covenants set forth in the Euro Notes (2026/28) Indenture unless Moody’s or S&P withdraws its investment grade rating on the Euro Notes (2028) or downgrades its rating on the Euro Notes (2028) below investment grade.
Senior Unsecured Credit Agreement
On January 5, 2023, LKQ and certain subsidiaries of LKQ (collectively, the “Credit Agreement Borrowers”) entered into the credit agreement, dated January 5, 2023 (the "Senior Unsecured Credit Agreement"), with several lenders from time to time party thereto, as Lenders (the “Credit Agreement Lenders”); Wells Fargo Bank, as administrative agent; Bank of America, as syndication agent; PNC Bank, National Association, Truist Bank and MUFG Bank, as Documentation Agents; and Wells Fargo Securities, LLC, BofA Securities, Inc., PNC Capital Markets LLC, Truist Securities, Inc. and MUFG Bank, as joint bookrunners and joint lead arrangers. The Senior Unsecured Credit Agreement replaced the Company’s senior secured credit agreement ("Prior Credit Agreement"), which was scheduled to mature on January 29, 2024.
The Senior Unsecured Credit Agreement includes an unsecured revolving credit facility of up to a U.S. dollar equivalent of $2.0 billion, which includes a $150 million sublimit for the issuance of letters of credit and a $150 million sublimit for swing line loans (the “Credit Agreement Revolving Loans”) and an unsecured term loan facility of up to $500 million (the “Credit Agreement Term Loan” and collectively with the Credit Agreement Revolving Loans, the “Credit Agreement Loans”). Under the Senior Unsecured Credit Agreement, the Credit Agreement Revolving Loans have a maturity date of January 5, 2028, and the Credit Agreement Term Loan has a maturity date of January 5, 2026. The maturity date of the Credit Agreement Revolving Loans can be extended for up to two years in one-year increments. The maturity date of the Credit Agreement Term Loan can be extended for one year. The Credit Agreement Term Loan has no required amortization payments prior to its maturity date. The Senior Unsecured Credit Agreement allows for additional revolving credit facility capacity and/or additional term loans at the greater of $750 million or 50% of our EBITDA (as calculated in accordance with the terms of the Senior Unsecured Credit Agreement) for the prior four quarters. Proceeds of the Credit Agreement Loans may be used (i) to refinance certain existing indebtedness of LKQ and its subsidiaries and (ii) for general corporate purposes of LKQ and its subsidiaries in the ordinary course of business, including acquisitions and capital expenditures.
The Credit Agreement Borrowers will pay a commitment fee (the “Credit Agreement Commitment Fee”) on the daily amount of unutilized Credit Agreement Revolving Loan commitments based on our debt rating and total leverage ratio. The Credit Agreement Borrowers will also pay a variable rate of interest on outstanding Credit Agreement Loans based on our debt rating and total leverage ratio and the currency in which the Credit Agreement Loans are borrowed. The Credit Agreement Term Loan will be borrowed in U.S. dollars. Credit Agreement Revolving Loans is borrowed in U.S. dollars, Euros, Australian dollars, Canadian dollars, Mexican pesos, Norwegian krone, pounds sterling, Swedish krona and Swiss francs. The Credit Agreement Borrowers may also make borrowings in other currencies agreed to by Wells Fargo Bank and the Credit Agreement Lenders.
The interest rate applicable to Credit Agreement Loans (other than swing line loans) denominated in U.S. dollars may be (i) a forward-looking term rate based on SOFR for an interest period chosen by the Credit Agreement Borrowers of one, three or six months plus 0.10% per annum plus the Term SOFR Spread (as defined in the Senior Unsecured Credit Agreement) or (ii) an Alternate Base Rate plus the ABR Spread (as defined in the Senior Unsecured Credit Agreement). “Alternate Base Rate” on any day means the highest of (a) the prime rate announced from time to time by Wells Fargo Bank, (b) the federal funds effective rate plus 0.50% and (c) the sum of the forward-looking term rate based on SOFR for a one-month period plus 1.00%. Swing line loans denominated in U.S. dollars will bear interest at the Alternate Base Rate plus the ABR Spread.
The interest rate for Credit Agreement Loans denominated in currencies other than U.S. dollars will be based on other risk-free interest rates that are applicable for that currency plus a spread which will apply depending on the type of interest rate applicable to such Credit Agreement Loans. Some risk-free interest rates are forward-looking rates and some are daily rates, as set forth in the Senior Unsecured Credit Agreement. All risk-free interest rates applicable to the Credit Agreement Loans have a floor which prevents any rate from being less than 0.00% plus the applicable spread for that Credit Agreement Loan.
The spreads applicable to the Credit Agreement Loans are the Term SOFR Spread, Eurocurrency Rate Spread, RFR Spread, ABR Spread and Canadian Prime Rate Spread (each as defined in the Senior Unsecured Credit Agreement). Each of the Term SOFR Spread, Eurocurrency Rate Spread and RFR Spread ranges from 1.125% to 1.75%, and each of the ABR Spread and Canadian Prime Rate Spread ranges from 0.125% to 0.750%. The Credit Agreement Commitment Fee payable by the Credit Agreement Borrowers ranges from 0.100% to 0.275%, in each case based on our total leverage ratio as set forth in our most recent financials or our then current applicable debt rating. As of the effective date of the Senior Unsecured Credit Agreement, each of the Term SOFR Spread, Eurocurrency Rate Spread and RFR Spread was 1.250%, each of the ABR Spread and Canadian Prime Rate Spread was 0.250% and the Commitment Fee was 0.125%.
Certain of our wholly owned U.S. domestic subsidiaries are guarantors of the Credit Agreement Borrowers’ obligations under the Senior Unsecured Credit Agreement. The Senior Unsecured Credit Agreement contains customary covenants for an unsecured credit facility for a company that has debt ratings that are investment grade. For instance, unlike the Prior Credit Agreement, the Senior Unsecured Credit Agreement does not contain covenants limiting dividends or investments (other than intercompany loans). The Senior Unsecured Credit Agreement contains limits on our and our subsidiaries’ ability to incur liens and indebtedness, but these restrictions on liens and indebtedness have been changed from the comparable restrictions in the Prior Credit Agreement. The Senior Unsecured Credit Agreement also requires compliance with a total leverage ratio and interest coverage ratio, each calculated in accordance with the terms of the Senior Unsecured Credit Agreement.
In connection with entry into the Senior Unsecured Credit Agreement described above, that certain Fourth Amended and Restated Credit Agreement dated as of January 29, 2016, by and among us and certain of our subsidiaries, as the borrowers, Wells Fargo Bank, as the Administrative Agent for the lenders, and the various lenders party thereto, and each amendment thereto, was terminated on January 5, 2023.
CAD Note
On March 27, 2023, we entered into a new term loan credit agreement (the “CAD Note”) with several lenders from time to time party thereto as Lenders; Wells Fargo Bank, as administrative agent; Bank of America, as syndication agent; Capital One, N.A., MUFG Bank, PNC Bank, National Association and Truist Bank as documentation agents; and BofA Securities, Inc., Wells Fargo Securities, LLC, Capital One, N.A., MUFG Bank, PNC Capital Markets LLC and Truist Securities, Inc. as joint bookrunners and joint lead arrangers.
The CAD Note includes an unsecured term loan facility of up to CAD 700 million. The term loan (the “CAD Term Loan”) funded under the CAD Note will mature three years from the date of funding of the CAD Term Loan. The CAD Note does not require any amortization payments prior to the maturity date.
The proceeds of the CAD Term Loan may only be used (i) to finance a portion of the aggregate cash consideration of the Uni-Select Acquisition, (ii) to refinance certain outstanding debt of Uni-Select and (iii) to pay fees, costs and expenses related to the transactions contemplated by the CAD Note. The CAD Term Loan was funded one business day prior to the effectiveness of the Uni-Select Acquisition (which occurred on August 1, 2023).
We will pay a commitment fee, which shall accrue at 0.175% per annum on the daily amount of unutilized commitments during the period from and after the date that is the later of (i) May 26, 2023 and (ii) the Effective Date to, but excluding, the earlier of (i) the Funding Date and (ii) the Termination Date (each as defined in the CAD Note).
The CAD Term Loan was borrowed in Canadian dollars on the Funding Date, which was July 31, 2023. The interest rate applicable to the CAD Term Loan may be (i) a forward-looking term rate based on the rate applicable to Canadian Dollar bankers’ acceptances for an interest period chosen by us of one or three months or (ii) the Canadian Prime Rate (as defined in the CAD Note), plus in each case a spread based on our debt rating and total leverage ratio. The spreads applicable to the CAD Term Loan are the Eurocurrency Rate Spread and Canadian Prime Rate Spread (each as described in the CAD Note). The Eurocurrency Rate Spread ranges from 1.125% to 1.75%, and the Canadian Prime Rate Spread ranges from 0.125% to 0.750%. The risk-free interest rates applicable to the CAD Term Loan have a floor which prevents the rate from being less than 0.00% plus the spread for the CAD Term Loan.
Certain of our wholly owned U.S. domestic subsidiaries are guarantors of our obligations under the CAD Note. The CAD Note contains customary covenants for an unsecured credit facility for a company that has debt ratings that are investment grade. Accordingly, the CAD Note does not contain covenants limiting dividends or investments (other than intercompany loans). The CAD Note does, however, contain limits on our and our subsidiaries’ ability to incur liens and indebtedness. The CAD Note also requires compliance with a total leverage ratio and interest coverage ratio, each calculated in accordance with the terms of the CAD Note.
Other Long-Term Obligations
Other long-term obligations totaling $86 million and $73 million as of June 30, 2023 and December 31, 2022, respectively, consist of notes payable, finance lease obligations, and other debt. The weighted average interest rates on the other long-term obligations outstanding at June 30, 2023 and December 31, 2022 were 4.1% and 3.4%, respectively.

THE EXCHANGE OFFER
Purpose of the Exchange Offer
In connection with the sale of the original notes on May 24, 2023, we, the subsidiary guarantors and the initial purchasers entered into a registration rights agreement. Pursuant to the registration rights agreement, we and the subsidiary guarantors agreed to file with the SEC a registration statement on the appropriate form under the Securities Act with respect to publicly registered notes having substantially identical terms to the original notes. Upon the effectiveness of the registration statement of which this prospectus is a part, we and the guarantors will, pursuant to the exchange offer, offer to the holders of the original notes who are able to make certain representations the opportunity to exchange their notes for the exchange notes. We also agreed to file a shelf registration statement under certain circumstances.
If we and the guarantors fail to complete the exchange offer, or the shelf registration statement, if required by the terms of the registration rights agreement, does not become effective, in each case, within 365 days of the date of original issuance of the original notes, or by May 24, 2024, or the shelf registration statement, if required by the terms of the registration rights agreement, is declared effective but thereafter ceases to be effective or the prospectus contained therein ceases to be usable in connection with resales of the original notes during the periods specified in the registration rights agreement, then we will pay additional interest to each holder of the original notes, with respect to the first 90-day period immediately following the occurrence of the first registration default in an amount equal to 0.25% per annum on the principal amount of the original notes held by such holder. The amount of the additional interest will increase by an additional 0.25% per annum on the principal amount of original notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of additional interest for all registration defaults of 1.0% per annum. There can only exist one registration default at any one time. Following the cure of all registration defaults, the accrual of additional interest will cease.
Each broker-dealer that receives the exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”
A copy of the registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
Terms of the Exchange Offer
We and the guarantors are offering to exchange an aggregate principal amount of up to $800.0 million of the 2028 exchange notes and $600.0 million of 2033 exchange notes, in each case, and guarantees thereof for a like aggregate principal amount of 2028 original notes and 2033 original notes, in each case, and guarantees thereof. The form and terms of the exchange notes are the same as the form and the terms of the original notes, except that the exchange notes:

•will have been registered under the Securities Act;
•will not bear the restrictive legends restricting their transfer under the Securities Act; and
•will not contain the registration rights and additional interest provisions contained in the original notes.
The exchange notes evidence the same debt as the original notes exchanged for the exchange notes and will be entitled to the benefits of the same indenture under which the original notes were issued, which is governed by New York law. For a complete description of the terms of the exchange notes, see “Description of the Exchange Notes.” We will not receive any cash proceeds from the exchange offer.
The exchange offer is not extended to holders of original notes in any jurisdiction where the exchange offer would not comply with the securities or blue sky laws of that jurisdiction.
As of the date of this prospectus, $800.0 million aggregate principal amount of 2028 original notes and $600.0 million aggregate principal amount of 2033 original notes are outstanding and registered in the name of DTC or its nominee. Only registered holders of the original notes, or their legal representatives and attorneys-in-fact, as reflected on the records of the trustee under the indenture governing the original notes, may participate in the exchange offer. We and the guarantors will not set a fixed record date for determining registered holders of the original notes entitled to participate in the exchange offer. This prospectus, together with the letter of transmittal, is being sent to all registered holders of original notes and to others believed to have beneficial interests in the original notes.

This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange original notes of each series, which are properly tendered on or before the expiration date and are not withdrawn as permitted below, for a like principal amount of exchange notes of such series. The expiration date for this exchange offer is 5:00 p.m., New York City time, on , 2023, or such later date and time to which we, in our sole discretion, extend the exchange offer.
Notes tendered in the exchange offer must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Neither we nor any of the guarantors, our or their respective boards of directors or our or their management recommends that you tender or not tender original notes in the exchange offer or has authorized anyone to make any recommendation. You must decide whether to tender original notes in the exchange offer and, if you decide to tender, the aggregate amount of original notes to tender. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the SEC promulgated under the Exchange Act.
We expressly reserve the right, in our sole discretion:
•to extend the expiration date;
•to delay accepting any original notes due to an extension of the exchange offer;
•if any condition set forth below under “—Conditions to the Exchange Offer” has not been satisfied, to terminate the exchange offer and not accept any original notes for exchange; or
•to amend the exchange offer in any manner.
We will give oral or written notice of any extension, delay, non-acceptance, termination or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The notice of extension will disclose the aggregate principal amount of the original notes that have been tendered as of the date of such notice. Without limiting the manner in which we may choose to make a public announcement of any extension, delay, non-acceptance, termination or amendment, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency, which may be an agency controlled by us. Notwithstanding the foregoing, in the event of a material change in the exchange offer, including our waiver of a material condition, we will extend the exchange offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.
During an extension, all original notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any original notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them promptly after the expiration or termination of the exchange offer.
How to Tender Original Notes for Exchange
When the holder of original notes tenders, and we accept such notes for exchange pursuant to that tender, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of original notes who wishes to tender such notes for exchange must, on or prior to the expiration date:
•transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to U.S. Bank Trust Company, National Association, which will act as the exchange agent, at the address set forth below under the heading “—The Exchange Agent;”
•comply with DTC’s Automated Tender Offer Program, or ATOP, procedures described below; or
•if original notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an agent’s message to the exchange agent as per the procedures of DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear system, or Euroclear, or Clearstream Banking S.A., or Clearstream (as appropriate).

In addition, either:
•the exchange agent must receive the certificates for the original notes and the letter of transmittal;
•the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the original notes being tendered, along with the letter of transmittal or an agent’s message; or
•the holder must comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted to DTC, Euroclear or Clearstream, as appropriate, and received by the exchange agent and forming a part of a book-entry transfer, or “book-entry confirmation,” which states that DTC, Euroclear or Clearstream, as appropriate, has received an express acknowledgement that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

We will not accept any alternative, conditional or contingent tenders. Each tendering holder, by execution of a letter of transmittal or by causing the transmission of an agent’s message, waives any right to receive any notice of the acceptance of such tender.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless the original notes surrendered for exchange are tendered:

•by a registered holder of the original notes; or
•for the account of an eligible institution.
An “eligible institution” is a firm which is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority or a commercial bank or trust company having an office or correspondent in the United States.
If original notes are registered in the name of a person other than the signer of the letter of transmittal, the original notes surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by, the registered holder with the holder’s signature guaranteed by an eligible institution.
We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of original notes tendered for exchange in our sole discretion. Our determination will be final and binding. We reserve the absolute right to:
•reject any and all tenders of any original note improperly tendered;
•refuse to accept any original note if, in our judgment or the judgment of our counsel, acceptance of the original note may be deemed unlawful; and
•waive any defects or irregularities or conditions of the exchange offer as to any particular original note based on the specific facts or circumstance presented either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender original notes in the exchange offer.
Notwithstanding the foregoing, we do not expect to treat any holder of original notes differently from other holders to the extent they present the same facts or circumstances.
Our interpretation of the terms and conditions of the exchange offer as to any particular original notes either before or after the expiration date, including the letter of transmittal and the instructions to it, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of original notes for exchange, nor shall any of us incur any liability for failure to give such notification.
If a person or persons other than the registered holder or holders of the original notes tendered for exchange signs the letter of transmittal, the tendered original notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the original notes.

If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any original notes or any power of attorney, these persons should so indicate when signing, and you must submit proper evidence satisfactory to us of those persons’ authority to so act unless we waive this requirement.

By tendering, each holder will represent to us: that such holder acquiring exchange notes in the exchange offer is acquiring them in the ordinary course of its business; at the time of the commencement of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes issued in the exchange offer in violation of the provisions of the Securities Act; it is not an “affiliate,” as defined under Rule 405 of the Securities Act, of us or any guarantor; and if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes.
If any holder or any other person receiving exchange notes from such holder is an “affiliate,” as defined under Rule 405 of the Securities Act, of us, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the notes to be acquired in the exchange offer in violation of the provisions of the Securities Act, the holder or any other person:

•may not rely on applicable interpretations of the staff of the SEC; and
•must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
Each broker-dealer who acquired its original notes as a result of market-making activities or other trading activities, and thereafter receives exchange notes issued for its own account in the exchange offer, must represent to us and acknowledge that it will provide us with information we reasonably request and comply with the applicable provisions of the Securities Act (including, but not limited to, delivering this prospectus in connection with any resale of such exchange notes issued in the exchange offer). The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers.
Acceptance of Original Notes for Exchange; Delivery of Exchange Notes Issued in the Exchange Offer
Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept, promptly after the expiration date, all original notes properly tendered and will issue exchange notes registered under the Securities Act in exchange for the tendered original notes. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered original notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter, and complied with the applicable provisions of the registration rights agreement. See “—Conditions to the Exchange Offer” for a discussion of the conditions that must be satisfied before we accept any original notes for exchange.
For each original note accepted for exchange, the holder will receive an exchange note registered under the Securities Act having a principal amount equal to that of the surrendered original note. Registered holders of exchange notes issued in the exchange offer on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from May 24, 2023. Under the registration rights agreement, we may be required to make payments of additional interest to the holders of the original notes under circumstances relating to the timing of the exchange offer.
In all cases, we will issue exchange notes for original notes that are accepted for exchange only after the exchange agent timely receives:
•certificates for such original notes or a timely book-entry confirmation of such original notes into the exchange agent’s account at DTC, Euroclear or Clearstream, as appropriate;
•a properly completed and duly executed letter of transmittal or an agent’s message; and
•all other required documents.

If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered original notes, or if a holder submits original notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or nonexchanged notes without cost to the tendering holder. In the case of original notes tendered by book-entry transfer into the exchange agent’s account with DTC, Euroclear or Clearstream, the nonexchanged notes will be credited to an account maintained with DTC, Euroclear or Clearstream. We will return the original notes or have them credited to DTC, Euroclear or Clearstream accounts, as appropriate, promptly after the expiration or termination of the exchange offer.
Book-Entry Transfer

The participant should transmit its acceptance to DTC, Euroclear or Clearstream, as the case may be, on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC, Euroclear or Clearstream, as the case may be, will verify the acceptance and then send to the exchange agent confirmation of the book-entry transfer. The confirmation of the book-entry transfer will include an agent’s message confirming that DTC, Euroclear or Clearstream, as the case may be, has received an express acknowledgement from the participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at DTC, Euroclear or Clearstream, as the case may be. However, the letter of transmittal or facsimile thereof or an agent’s message, with any required signature guarantees and any other required documents, must:

•be transmitted to and received by the exchange agent at the address set forth below under “—The Exchange Agent” on or prior to the expiration date; or
•comply with the guaranteed delivery procedures described below.
DTC’s ATOP program is the only method of processing exchange offers through DTC. To accept an exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC’s communication system. In addition, such tendering participants should deliver a copy of the letter of transmittal to the exchange agent unless an agent’s message is transmitted in lieu thereof. DTC is obligated to communicate those electronic instructions to the exchange agent through an agent’s message. To tender original notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal. Any instruction through ATOP is at your risk and such instruction will be deemed made only when actually received by the exchange agent.
In order for an acceptance of an exchange offer through ATOP to be valid, an agent’s message must be transmitted to and received by the exchange agent prior to the expiration date, or the guaranteed delivery procedures described below must be complied with. Delivery of instructions to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

If a holder of original notes desires to tender such notes and the holder’s original notes are not immediately available, or time will not permit the holder’s original notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•the holder tenders the original notes through an eligible institution;
•prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, acceptable to us, by mail, hand delivery, overnight courier or facsimile transmission, setting forth the name and address of the holder of the original notes tendered, the certificate number or numbers of such original notes and the amount of the original notes being tendered. The notice of guaranteed delivery shall state that the tender is being made and guarantee that within three New York Stock Exchange trading days after the expiration date, the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent’s message with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and
•the exchange agent receives the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent’s message with any required signature guarantees and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

Withdrawal Rights
You may withdraw tenders of your original notes at any time prior to the expiration of the exchange offer.
For a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at the address set forth below under “—The Exchange Agent.” Any such notice of withdrawal must:

•specify the name of the person that has tendered the original notes to be withdrawn;
•identify the original notes to be withdrawn, including the principal amount of such original notes; and
•where certificates for original notes are transmitted, specify the name in which original notes are registered, if different from that of the withdrawing holder.
If certificates for original notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If original notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC, Euroclear or Clearstream, as applicable, to be credited with the withdrawn notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal and our determination will be final and binding on all parties. Any tendered notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any original notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder. In the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC, Euroclear or Clearstream, as applicable, the original notes will be credited to an account with DTC, Euroclear or Clearstream, as applicable, for the original notes. The original notes will be returned promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be re-tendered by following one of the procedures described under “—How to Tender Original Notes for Exchange” above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.
Conditions to the Exchange Offer
Notwithstanding any other provisions of the exchange offer, we are not required to accept the original notes in the exchange offer or to issue the exchange notes, and we may terminate or amend the exchange offer, if at any time before the expiration of the exchange offer (x) such acceptance or issuance would violate any applicable law or any interpretations of the staff of the SEC, (y) there is an action or proceeding instituted or threatened in any court or by any governmental agency that would reasonably be expected to impair our ability to proceed with the exchange offer or there is a material adverse development in any existing action or proceeding with respect to us, or (z) the governmental approvals necessary for the consummation of the exchange offer are not obtained.
The preceding conditions are for our sole benefit, and we may assert any of them regardless of the circumstances giving rise to such condition. We may waive the preceding conditions in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise the foregoing rights shall not be deemed a waiver of such rights, and each right shall be deemed an ongoing right which we may assert at any time and from time to time.
The exchange offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered in the exchange offer.
Absence of Appraisal and Dissenters’ Rights
Holders of the original notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.
The Exchange Agent
U.S. Bank Trust Company, National Association has been appointed as our exchange agent for the exchange offer. All executed letters of transmittal should be directed to our exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

By Registered Certified or Regular Mail:

U.S. Bank Trust Company, National Association
Attention: Specialized Finance
60 Livingston Ave - EP-MN-WS2N
St. Paul, MN 55107-2292

By Overnight Courier or Hand Delivery:
U.S. Bank Trust Company, National Association
Attention: Specialized Finance
111 Fillmore Avenue
St. Paul, MN 55107-1402
By Facsimile Transmission: (651) 466-7372
By Telephone: (800) 934-6802

Originals of all documents sent by facsimile should be promptly sent to the exchange agent by mail, by hand or by overnight delivery service.

The method of delivery of the original notes, the letters of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or original notes should be sent directly to us.
DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.
Fees and Expenses
We will not make any payment to brokers, dealers or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses.
The cash expenses to be incurred in connection with the exchange offer will be paid by us.
Transfer Taxes
Holders who tender their original notes for exchange notes will not be obligated to pay any transfer taxes in connection with the exchange. If, however, exchange notes issued in the exchange offer or substitute original notes not tendered or exchanged are to be delivered to, or are to be issued in the name of, any person other than the holder of the original notes tendered, or if a transfer tax is imposed for any reason other than the exchange of original notes in connection with the exchange offer, then the holder must pay any applicable transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, transfer taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.
Consequences of Failure to Exchange Original Notes
Holders who desire to tender their original notes in exchange for exchange notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange.
Original notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to accrue interest and to be subject to the provisions in the indenture regarding the transfer and exchange of the original notes and the existing restrictions on transfer set forth in the legend on the original notes and in the offering memorandum dated May 15, 2023, relating to the original notes. After completion of this exchange offer, we will have no further obligation to provide for the registration under the Securities Act of those original notes except in limited circumstances with respect to specific types of holders of original notes and we do not intend to register the original notes under the Securities Act. In general, original notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Upon completion of the exchange offer, holders of any remaining original notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. See “Risk Factors—Risks Relating to the Exchange Offer—You may have difficulty selling the original notes that you do not exchange.”
Exchanging Original Notes
Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that the notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by holders of such notes, other than by any holder that is a broker-dealer who acquired original notes for its own account as a result of market-making or other trading activities or by any holder which is an “affiliate” of us within the meaning of Rule 405 under the Securities Act. The exchange notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•the holder is not a broker-dealer tendering notes acquired directly from us;
•the person acquiring the exchange notes in the exchange offer, whether or not that person is a holder, is acquiring them in the ordinary course of its business;
•neither the holder nor that other person has any arrangement or understanding with any person to participate in the distribution of the exchange notes issued in the exchange offer; and
•the holder is not our affiliate.
However, the SEC has not considered the exchange offer in the context of a no-action letter, and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in these other circumstances.
Each holder must furnish a written representation, at our request, that:

•it is acquiring the exchange notes issued in the exchange offer in the ordinary course of its business;
•at the time of the commencement of the exchange offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes issued in the exchange offer in violation of the provisions of the Securities Act;
•it is not an “affiliate,” as defined in Rule 405 of the Securities Act, of us or any guarantor; and
•if it is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes.

Each holder who cannot make such representations:

•will not be able to rely on the interpretations of the staff of the SEC in the above-mentioned interpretive letters;
•will not be permitted or entitled to tender original notes in the exchange offer; and
•must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of original notes, unless the sale is made under an exemption from such requirements.
In addition, each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by that broker-dealer as a result of market-making or other trading activities, must represent to us and acknowledge that it will provide us with information we reasonably request and comply with the applicable provisions of the Securities Act (including, but not limited to, delivering this prospectus in connection with any resale of such notes issued in the exchange offer). See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.
In addition, to comply with state securities laws of certain jurisdictions, the exchange notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the exchange notes. We have not agreed to register or qualify the exchange notes for offer or sale under state securities laws.

DESCRIPTION OF THE EXCHANGE NOTES
General
For purposes of this “Description of the Exchange Notes,” references to the “Issuer” are references to LKQ Corporation and not any of its subsidiaries. The definitions of certain other terms used in the following summary are set forth below under “—Certain Additional Definitions.”
The Issuer will issue the exchange notes under an indenture (the “Indenture”) dated as of May 24, 2023 among the Issuer, the subsidiary guarantors (as defined below) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). This is the same indenture under which the original notes were issued. The term notes shall include the exchange notes and the original notes that remain outstanding following the exchange offer, if any.
The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and Holders of notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture is not necessarily complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. You should read the Indenture because it, and not this summary, defines your rights as a holder of notes. A copy of the Indenture has been filed as an exhibit to the Current Report on Form 8-K we filed with the SEC on May 26, 2023 and is available from us upon request. See “Where You Can Find Additional Information.”
The exchange notes will be issued only in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 above that amount. The exchange notes initially will be represented by one or more global certificates registered in the name of a nominee of DTC as described under “Book-Entry, Delivery and Form.”
The trustee, through its corporate trust office, will act as our exchange agent, paying agent and security registrar in respect of the exchange notes. The current location of such corporate trust office is 190 S. LaSalle, Chicago, Illinois 60603. So long as the exchange notes are issued in the form of global certificates, payments of principal, interest and premium, if any, will be made by us through the paying agent to DTC.
The exchange notes will be initially fully and unconditionally guaranteed on a senior unsecured basis by each of our wholly owned domestic subsidiaries that are guarantors under the Senior Unsecured Credit Agreement and the CAD Note, and each of our domestic subsidiaries that in the future agrees to guarantee obligations under the Senior Unsecured Credit Agreement, the CAD Note, any other Credit Facility Debt or any Capital Markets Debt (each, a “subsidiary guarantor” and, collectively, the “subsidiary guarantors”).
The Exchange Notes Versus the Original Notes
The exchange notes are substantially identical to the original notes, except the exchange notes will be registered under the Securities Act, and the transfer restrictions and registration rights, and related additional interest provisions, applicable to the original notes will not apply to the exchange notes.
Principal, Maturity and Interest
The Issuer issued $800.0 million aggregate principal amount of 2028 original notes under the Indenture. The Issuer issued $600.0 million aggregate principal amount of 2033 original notes under the Indenture.
Interest on the 2028 exchange notes will accrue at a rate of 5.75% per annum and interest on the 2033 exchange notes will accrue at a rate of 6.25% per annum. Interest on each series of notes will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2023. We will pay interest to those persons who were holders of record of the applicable series of the exchange notes on the June 1 or December 1 immediately preceding each interest payment date with respect to such series of notes. If we deliver global notes to the trustee for cancellation on a date that is after the record date and on or before the corresponding interest payment date, then interest shall be paid in accordance with the provisions of DTC. Interest on each series of the exchange notes will accrue from the date of original issuance of such series of exchange notes or from the most recent interest payment date, as applicable. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Subsidiary Guarantees

Our obligations under the exchange notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the subsidiary guarantors and each of our domestic subsidiaries that in the future agrees to guarantee our obligations under the Senior Unsecured Credit Agreement, the CAD Note, any other Credit Facility Debt or any Capital Markets Debt.

Each subsidiary guarantee will rank equally in right of payment with all existing and future liabilities of the applicable subsidiary guarantor that are not subordinated. Each subsidiary guarantee will effectively rank junior to any secured indebtedness of its respective subsidiary guarantor to the extent of the lesser of the amount of such secured indebtedness and the value of the assets securing such indebtedness. Under the terms of any subsidiary guarantee, holders of the notes will not be required to exercise their remedies against us before they proceed directly against the subsidiary guarantors.

For purposes of the guarantee provisions of the Indenture, the following terms are defined as follows:

“Capital Markets Debt” means any debt for borrowed money of us or any of our subsidiaries that (i) is in the form of, or represented by, bonds, notes, debentures or other securities (other than promissory notes or similar evidences of debt under a credit agreement) and (ii) has an aggregate principal amount outstanding of (A) at least $25 million, at any time that any Existing Notes remain outstanding or (B) at least $50 million at any time that no Existing Notes remain outstanding.

“Credit Facility Debt” means any debt for borrowed money of us or any of our subsidiaries that (i) is incurred pursuant to a credit agreement, including pursuant to the Senior Unsecured Credit Agreement, the CAD Note, or other agreement providing for revolving credit loans, term loans or other debt entered into between us or any of our subsidiaries and any lender or group of lenders and (ii) has an aggregate principal amount outstanding or committed of (A) at least $25 million, at any time that any Existing Notes remain outstanding, or (B) at least $50 million at any time that no Existing Notes remain outstanding.

“Existing Notes” means the Euro Notes (2024) and the Euro Notes (2028).

Under the Indenture, holders of the exchange notes will be deemed to have consented to the release of a subsidiary guarantee provided by a subsidiary guarantor, without any action required on the part of the trustee or any holder of the exchange notes, upon such subsidiary guarantor ceasing to guarantee or to be an obligor with respect to the Senior Unsecured Credit Agreement, the CAD Note, any other Credit Facility Debt or any Capital Markets Debt.
Accordingly, if the lenders under the Senior Unsecured Credit Agreement or the CAD Note release a subsidiary guarantor from its guarantee of, or obligations as a borrower under, the Senior Unsecured Credit Agreement or the CAD Note, or if the Senior Unsecured Credit Agreement or the CAD Note is terminated in full, the obligations of the subsidiary guarantors to guarantee the exchange notes will immediately terminate, unless our subsidiary guarantors incur or guarantee obligations under any other Credit Facility Debt or Capital Markets Debt (not including any Credit Facility Debt or Capital Markets Debt where the subsidiary guarantees are being simultaneously released). We will give prompt written notice to the trustee of the automatic release of any subsidiary guarantor. If any of our subsidiaries incur or guarantee obligations under any Credit Facility Debt or Capital Markets Debt while the exchange notes are outstanding, then such subsidiaries will be required to guarantee the exchange notes.

In addition, a subsidiary guarantor will be released and relieved from all its obligations under its subsidiary guarantee in the following circumstances, each of which will be permitted by the Indenture:

•     upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total Voting Stock of such subsidiary guarantor (other than to us or any of our affiliates); or

•     upon the sale or disposition of all or substantially all the property of such subsidiary guarantor (other than to any of our affiliates or another subsidiary guarantor);

provided, however, that, in each case, after giving effect to such transaction, such subsidiary guarantor is no longer liable for any subsidiary guarantee or other obligations in respect of any of our or our subsidiaries’ Credit Facility Debt or Capital Markets Debt.

The subsidiary guarantee of a subsidiary guarantor also will be released if we exercise our legal defeasance or our covenant defeasance option as described under “—Defeasance” or if our obligations under the Indenture are discharged as described under “—Discharge of the Indenture.” At our written instruction, the trustee will execute and deliver any documents, instructions or instruments evidencing any such release.

Ranking

The exchange notes will be our general senior unsecured obligations and will:

•     rank equally in right of payment with all of our existing and future senior unsecured indebtedness (including all of our obligations in respect of the Existing Notes, the Senior Unsecured Credit Agreement, and the CAD Note);

•     rank senior in right of payment to all of our existing and future subordinated debt;

•     be structurally subordinated to all liabilities (including trade payables) of our existing and future subsidiaries that do not guarantee the notes (including the obligations of our subsidiaries that do not guarantee the Existing Notes and the obligations of our foreign subsidiary borrowers under the Senior Unsecured Credit Agreement or the CAD Note that do not guarantee the notes); and

•     be effectively subordinated to all of our and the subsidiary guarantors’ existing and future Secured Debt to the extent of the lesser of the amount of such Secured Debt or the value of the assets securing such Secured Debt.

The subsidiary guarantee of each subsidiary guarantor will:

•     be a senior unsecured obligation of such subsidiary guarantor;

•     be structurally subordinated to all liabilities (including trade payables) of such subsidiary guarantor’s existing and future subsidiaries that do not guarantee the notes (including the obligations of such subsidiary guarantor’s subsidiaries that do not guarantee the Existing Notes and the obligations of such subsidiary guarantor’s foreign subsidiary borrowers under the Senior Unsecured Credit Agreement or CAD Note that do not guarantee the notes);

•     be effectively subordinated to any Secured Debt of such subsidiary guarantor to the extent of the lesser of the amount of such Secured Debt or the value of the assets securing such Secured Debt;

•     rank equally in right of payment with such subsidiary guarantor’s existing and future senior unsecured indebtedness; and

•     rank senior in right of payment to the subsidiary guarantor’s existing and future subordinated indebtedness.

We only have a stockholder’s claim on the assets of our subsidiaries. This stockholder’s claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of the notes will only be creditors of us and any subsidiary guarantors. In the case of subsidiaries that are not subsidiary guarantors, all of the existing and future liabilities of those non-guarantor subsidiaries, including any claims of trade creditors and preferred stockholders, will be effectively senior to the exchange notes.

The ability of our subsidiaries to pay dividends and make other payments to us is also restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which our subsidiaries may become a party. Among other things, we may not be able to pay the cash purchase price if a holder requires us to repurchase notes as described below under “—Change of Control.”

Our subsidiaries have other liabilities, including contingent liabilities that may be significant. The Indenture will not contain any limitations on the amount of additional debt that we and our subsidiaries may incur. The amount of this debt could be substantial, and this debt may be debt of our subsidiaries that are not subsidiary guarantors, in which case such debt would be effectively senior in right of payment to the exchange notes.

Further Issuances of Notes

We may, from time to time, without notice to or the consent of the holders of the exchange notes, issue additional notes of any series, in which case any additional notes so issued will have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the notes of such series previously issued, and additional notes of such series will form a single series with the previously issued notes of the same series, including for voting purposes; provided that any additional notes of such series that are not fungible with the exchange notes of such series offered hereby for U.S. federal income tax purposes will have a separate CUSIP, ISIN and other identifying number from the exchange notes of such series offered hereby. In addition, we may from time to time create and issue additional series of debt securities having the same terms as and ranking equally and ratably with the notes in all respects.

No offering of any additional notes referred to in the paragraph above is being or shall in any manner be deemed to be made by this prospectus.

Optional Redemption

Prior to May 15, 2028 in the case of the 2028 exchange notes or March 15, 2033 in the case of the 2033 exchange notes (each such date, a “Par Call Date”), we may redeem the 2028 exchange notes or the 2033 exchange notes, as applicable, at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)     (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming, in each case, that such exchange notes matured on their applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points in the case of the 2028 exchange notes or 45 basis points in the case of the 2033 exchange notes, less (b) interest accrued to the date of redemption; and

(2)     100% of the principal amount of the exchange notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the applicable Par Call Date, we may redeem the exchange notes of the applicable series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the exchange notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs:

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date. If there is no United States Treasury security maturing on such Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, we shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on such Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with DTC’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of exchange notes of a series to be redeemed; provided, that we shall deliver a copy of such redemption notice to the Trustee no less than five business days (or such shorter time as agreed by the Trustee) prior to the date on which such redemption notice must be delivered to holders of such exchange notes to be redeemed. Any redemption of the exchange notes of such series and notice thereof pursuant to the Indenture may, in our discretion, be subject to the satisfaction of one or more conditions precedent, including, but not limited to, completion of any transaction.

In the case of a partial redemption, selection of the exchange notes of a series for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No exchange notes of a principal amount of $2,000 or less will be redeemed in part. If any exchange note is to be redeemed in part only, the notice of redemption that relates to the exchange note will state the portion of the principal amount of the exchange note to be redeemed. A new exchange note in a principal amount equal to the unredeemed portion of the exchange note will be issued in the name of the holder of the exchange note upon surrender for cancellation of the original exchange note. For so long as the exchange notes are held by DTC, the redemption of the exchange notes shall be done in accordance with the policies and procedures of DTC.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the exchange notes or portions thereof called for redemption.

Mandatory Redemption

We are not required to make any mandatory redemption or sinking fund payments with respect to the exchange notes.

Special Mandatory Redemption

The 2033 original notes were subject to a special mandatory redemption provision which would have applied to the 2033 exchange notes if the Uni-Select Acquisition was not consummated, or the Uni-Select Agreement was terminated, on or prior to November 27, 2023 (subject to potential extension). The Uni-Select Acquisition was consummated on August 1, 2023 and, therefore, the 2033 exchange notes will not be subject to the special mandatory redemption provision that applied to the 2033 original notes.

Change of Control

Upon the occurrence of a Change of Control Triggering Event with respect to a series of exchange notes, unless we have exercised our right to redeem the notes of such series as described above under “—Optional Redemption,” the Indenture will provide that each holder of exchange notes of such series will have the right to require us to purchase all or a portion of such holder’s exchange notes of such series pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of exchange notes of such series on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred with respect to a series of exchange notes, we will be required to send, electronically or by first class mail, a notice to each holder of exchange notes of such series, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of exchange notes electing to have their exchange notes purchased pursuant to a Change of Control Offer will be required to surrender their exchange notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the exchange note completed, to the paying agent at the address specified in the notice, or transfer their exchange notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times, and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all exchange notes properly tendered and not withdrawn under its offer.

“Change of Control” means the occurrence of any one of the following:

(1)     the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our and our subsidiaries’ assets, taken as a whole, to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than us or one of our subsidiaries;

(2)     the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or any other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3)     LKQ consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, LKQ, in any such event pursuant to a transaction in which any of our outstanding Voting Stock (or any other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed) or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock (or any other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed) outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

(4)     the adoption of a plan relating to the liquidation or dissolution of LKQ; or

(5)     the first day on which a majority of the members of our board of directors are not Continuing Directors.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if, in connection with a bona fide internal corporate restructuring transaction, (a) LKQ becomes a direct or indirect wholly owned subsidiary of a holding company and (b) no Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) (other than a holding company) owns, directly or indirectly, a majority of the Voting Stock of such holding company.

The definition of Change of Control includes a phrase relating to the sale, assignment, conveyance, transfer, lease or other disposition of “all or substantially all” of LKQ’s and its subsidiaries’ assets. Although there is a limited body of case law interpreting the phrase “all or substantially all” there is no precise established definition of the phrase under applicable law. Therefore, the ability of a holder of the exchange notes to require LKQ to repurchase the exchange notes as a result of a sale, assignment, conveyance, transfer, lease or other disposition of less than all of the assets of LKQ and its subsidiaries to another Person may be uncertain.

“Change of Control Triggering Event” means, with respect to a series of exchange notes, the exchange notes of such series are decreased from Investment Grade by at least two of the three Rating Agencies on any date during the Trigger Period. If a Rating Agency is not providing a rating for the exchange notes of such series at the commencement of any Trigger Period, the exchange notes of such series will be deemed to have decreased from Investment Grade by such Rating Agency during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually occurred.

“Fitch” means Fitch Ratings, Inc. and any successor thereto.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P or Fitch (or its equivalent under any successor rating category of S&P or Fitch).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Rating Agency” means each of Fitch, Moody’s and S&P; provided that if Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating on the notes publicly available for reasons outside of our control, a nationally recognized statistical rating agency or agencies, as the case may be, selected by us shall be substituted for Fitch, Moody’s and/or S&P, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.

“Trigger Period” means the period commencing 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as either of the Rating Agencies has publicly announced that it is considering a possible ratings change).

“Voting Stock” of any specified Person as of any date means the capital stock or other equity securities of such Person that is at the time entitled to vote generally in the election of the board of directors (or comparable governing body) of such Person.

The provisions of the Indenture will not afford holders of the exchange notes the right to require us to repurchase their exchange notes in the event of certain transactions with our management, affiliates or subsidiaries that may adversely affect holders of exchange notes, if such transaction is not a transaction that falls within the definition of Change of Control Triggering Event.

We will be required to comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the exchange notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of our compliance with such securities laws and regulations.

Notwithstanding the foregoing, we or any of our subsidiaries or affiliates may at any time repurchase any or all of the exchange notes in the open market or otherwise at any price.

If holders of not less than 90% in aggregate principal amount of the then outstanding exchange notes of a series validly tender and do not withdraw the exchange notes of such series in a Change of Control Offer and we, or any other Person making a Change of Control Offer in lieu of us as described above, purchases all of the exchange notes of such series validly tendered and not withdrawn by such holders, we will have the right, upon not less than 15 calendar days nor more than 60 calendar days’ prior notice, given not more than 30 calendar days following such purchase pursuant to the Change of Control Offer described above, to redeem all exchange notes of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount of the exchange notes, plus accrued and unpaid interest, if any, to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Change of Control feature of the exchange notes may in certain circumstances make it more difficult to consummate or discourage a sale or takeover of us and, thus, the removal of incumbent management. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the exchange notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the exchange notes.

Certain Covenants

SEC Reports

The Indenture provides that we will agree to file with the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents, and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. Whether we file such reports with the SEC or post our reports on our website, the public posting of such reports shall satisfy any requirement in the Indenture to deliver such reports to the trustee and holders of notes. Delivery of such reports and information to the trustee shall be for informational purposes only, and the trustee’s receipt of them shall not constitute constructive notice of any information contained therein or determinable from information contained therein (including our compliance with any of our covenants under the Indenture as to which the trustee is entitled to rely exclusively on an officers’ certificate).

Limitation on Liens

The Indenture provides that we will not, and will not permit any of our subsidiaries to, create, incur, issue, assume or guarantee any Indebtedness secured by a Security Interest (other than Permitted Security Interests) upon any Property, or upon shares of capital stock or evidence of indebtedness issued by any of our subsidiaries and owned by us or by any of our subsidiaries, without making effective provision to secure all of the exchange notes, equally and ratably with any and all other Indebtedness secured thereby, so long as any of such other Indebtedness shall be so secured.

Limitation on Sale and Leaseback Transactions

The Indenture provides that we will not, and will not permit any subsidiary to, enter into any arrangement with any person providing for the leasing by us or any subsidiary of any Property that has been or is to be sold or transferred by us or such subsidiary to such person, with the intention of taking back a lease of such property or assets (a “Sale and Leaseback Transaction”) unless either:

•     within 12 months after the receipt of the proceeds of the sale or transfer, we or any subsidiary apply an amount equal to the greater of the net proceeds of the sale or transfer or the fair value of such property or assets (as determined in good faith by our board of directors as of any date within 90 days prior to the date of such sale or transfer) to the prepayment or retirement (other than any mandatory prepayment or retirement) of Senior Funded Debt; or

•     we or such subsidiary would be entitled, at the effective date of the sale or transfer, to incur debt secured by a Security Interest on such property or assets in an amount at least equal to the Attributable Debt in respect of the Sale and Leaseback Transaction, without equally and ratably securing the exchange notes pursuant to the covenant described under “—Limitation on Liens.”

The foregoing restriction in the paragraph above will not apply to any Sale and Leaseback Transaction (i) for a term of not more than three years including renewals; (ii) between us and a subsidiary or between subsidiaries, provided that the lessor is us or a wholly owned subsidiary; or (iii) entered into within 270 days after the later of the acquisition or completion of construction of the subject property or assets.

Future Subsidiary Guarantees

The Indenture provides that if, after the issue date of the original notes, any Credit Facility Debt or Capital Markets Debt is or becomes guaranteed by any of our domestic subsidiaries then, if such domestic subsidiary is not already a subsidiary guarantor, we shall cause such subsidiary within 30 days after such domestic subsidiary guarantees such Credit Facility Debt or Capital Markets Debt to (a) execute and deliver to the trustee a supplemental indenture pursuant to which such domestic subsidiary will fully and unconditionally guarantee all of our obligations under the Indenture and (b) deliver to the trustee an opinion of counsel to the effect that (i) such supplemental indenture and guarantee of the notes has been duly authorized, executed and delivered, (ii) such supplemental indenture and guarantee of the notes constitutes a valid, binding and enforceable obligation of such domestic subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws and except insofar as enforcement thereof is subject to general principles of equity and (iii) such supplemental indenture complies with the terms of the Indenture.

Merger, Consolidation, or Sale of Assets

The Indenture provides that (a) we will not consolidate or merge with or into any other Person or, in a single transaction or a series of related transactions, Transfer all or substantially all of the properties or assets of us and our subsidiaries, taken as a whole, to another Person and (b) we will not permit any subsidiary guarantor to consolidate or merge with or into any other Person or, in a single transaction or a series of related transactions, Transfer all or substantially all of the properties or assets of such subsidiary guarantor to another Person unless:

(1)     in the case of a merger, consolidation or Transfer involving us, we are the continuing corporation or the successor is a corporation, limited liability company, partnership or trust organized under the laws of the United States or a state thereof, and in the case of a merger, consolidation or Transfer involving a subsidiary guarantor, such subsidiary guarantor is the continuing Person or the successor to such subsidiary guarantor is a corporation, limited liability company, partnership or trust organized under the same jurisdiction in which such subsidiary guarantor is organized or under the laws of the United States or a state thereof;

(2)     the successor Person expressly assumes by a supplemental indenture or amendment of the relevant documents the obligations of us or such subsidiary under the notes and the Indenture;

(3)     LKQ, the subsidiary guarantor or the successor Person, as the case may be, is not immediately after such transaction, in default in the performance of any covenant or condition under the Indenture;

(4)     immediately before and immediately after giving effect to such transaction, no Event of Default exists; and

(5)     LKQ, the subsidiary guarantor or the successor Person shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture and an opinion of counsel to the effect that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Company (in each case, in form and substance reasonably satisfactory to the Trustee); provided that in giving an opinion of counsel, counsel may rely on an officer’s certificate as to any matters of fact.

Upon any consolidation, combination or merger of us or any subsidiary guarantor, or any Transfer of all or substantially all of our or a subsidiary guarantor’s assets in accordance with the foregoing, in which we or such subsidiary guarantor is not the continuing obligor under the notes or the related subsidiary guarantee, the surviving entity formed by such consolidation or into which we or such subsidiary guarantor is merged or to which the Transfer is made will succeed to, and be substituted for, and may exercise every right and power of us or such subsidiary guarantor under the Indenture, notes, and subsidiary guarantees with the same effect as if such surviving entity had been named therein as LKQ or such subsidiary guarantor, as the case may be, and, except in the case of a Transfer to us or any of our subsidiaries, we or such subsidiary guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on such notes or in respect of the related subsidiary guarantee, as the case may be, and all of our or such subsidiary guarantor’s, as the case may be, other obligations and covenants under such notes, the Indenture and the related subsidiary guarantee, if applicable. We shall deliver, or cause to be delivered, to the trustee an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the Indenture, and an opinion of counsel stating that the notes, the Indenture and subsidiary guarantees, as applicable, constitute valid and binding obligations of us or the applicable subsidiary guarantor or other surviving entity, subject to customary exceptions.

This “—Merger, Consolidation, or Sale of Assets” covenant will not apply to any Transfer of assets between or among us and any one or more of our subsidiary guarantors or between or among any one or more of our subsidiary guarantors.

Certain Additional Definitions

The following terms used in this “Description of the Exchange Notes” are defined as follows. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. The Indenture is filed as Exhibit 4.1 to our Current Report on Form 8-K, which we filed with the SEC on May 26, 2023 and which is incorporated herein by reference.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value discounted at the rate of interest implicit in the terms of the lease (as determined in good faith by us) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at our option, be extended).

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Captive Insurance Subsidiary” means any Wholly Owned Subsidiary that (i) is maintained as a special purpose self-insurance subsidiary, (ii) is designated by us as a captive insurance company as provided in this definition below, and (iii) in respect of which (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (x) is guaranteed by us or any other subsidiary of ours, (y) is recourse to or obligates us or any other subsidiary of ours as a guarantor or co-obligor in any way or (z) subjects any property or asset of us or any other subsidiary of ours, directly or indirectly, contingently or otherwise, to the satisfaction thereof, (b) neither we nor any of our subsidiaries has any contract, agreement, arrangement or understanding on terms less favorable to us or such subsidiary than those that might be obtained at the time from persons that are not affiliates of ours, and (c) neither we nor any other subsidiary of ours has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the trustee by filing with the trustee an officer’s certificate of the Company certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of LKQ and its subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date (which for clarification, includes right of use assets).

“Continuing Director” means, as of any date of determination, any member of our board of directors who (a) was a member of our board of directors on the issue date of the notes, or (b) was nominated for election or elected to our board of directors with the approval or recommendation of a majority of the Continuing Directors who were members of our board of directors at the time of such nomination or election.

“Default” means (a) any Event of Default or (b) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Funded Debt” means debt which matures more than one year from the date of creation, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date or which is classified, in accordance with GAAP, as long-term debt on the consolidated balance sheet for the most-recently ended fiscal quarter (or if incurred subsequent to the date of such balance sheet, would have been so classified) of the person for which the determination is being made. Funded Debt does not include (1) obligations created pursuant to operating leases, (2) any debt or portion thereof maturing by its terms within one year from the time of any computation of the amount of outstanding Funded Debt unless such debt shall be extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from such time, or (3) any debt for which money in the amount necessary for the payment or redemption of such debt is deposited in trust either at or before the maturity date thereof.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the issue date of the exchange notes; provided, for the avoidance of doubt, that any leases that are not or would not be characterized as Capitalized Leases under GAAP as in effect on the issue date of the notes shall not be reclassified as Capitalized Leases and additional liabilities associated with such leases shall not be classified as Indebtedness as a result of any changes in interpretive releases or literature regarding GAAP or any requirements by our independent auditors.

“Governmental Authority” means any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing) and including, for the avoidance of doubt, the Council of Ministers of the European Union, the Financial Conduct Authority (acting in accordance with Part 6 of the Financial Services and Markets Act 2000 (UK)) and the Prudential Regulatory Authority.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices or availability, either generally or under specific contingencies, and including both physical and financial settlement transactions.

“Indebtedness” of any Person at any date means, without duplication:

(1)     all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2)     all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)     all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(4)     all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

(5)     all Capitalized Lease Obligations of such Person;

(6)     all Indebtedness of others secured by a Security Interest on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(7)     all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of us or our subsidiaries that is guaranteed by us or our subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of us and our subsidiaries on a consolidated basis; and

(8)     all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (6), the lesser of (a) the fair market value of any asset subject to a Security Interest securing the Indebtedness of others on the date that the Security Interest attaches and (b) the amount of the Indebtedness secured.

“LKQ Netherlands” means LKQ North-West Europe B.V. (f/k/a LKQ Netherlands B.V.), a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands.

“Permitted Security Interests” means:

(1)     Security Interests on property acquired, constructed, developed or improved after the issue date of the original notes by us or a subsidiary of ours and created prior to or contemporaneously with, or within 180 days after the acquisition of property which is a parcel of real property, a building, machinery or equipment;

(2)     Security Interests on property at the time of acquisition which secure obligations assumed by us or a subsidiary of ours, or on the property or on the outstanding shares or Indebtedness of a corporation or firm at the time it becomes a subsidiary or is merged into or consolidated with us or a subsidiary of ours, or on properties of a corporation or firm acquired by us or a subsidiary of ours as an entirety or substantially as an entirety; provided that the Security Interests may not extend to any other property of us or such subsidiary other than proceeds and products of such property, shares or Indebtedness and accessions thereto and provided further that such Security Interests were not created in connection with such property being acquired or such corporation or firm becoming a subsidiary or being acquired;

(3)     Security Interests arising from conditional sales agreements or title retention agreements with respect to property acquired by us or any subsidiary of ours;

(4)     Security Interests securing Indebtedness of a subsidiary of ours owing to us or to another subsidiary of ours;

(5)     Security Interests (a) to secure obligations under Credit Facility Debt or Capital Markets Debt or (b) in accounts receivable and related assets, in an aggregate principal amount under clauses (a) and (b) combined not to exceed at any time an amount equal to 17.5% of Consolidated Total Assets (as of the end of the most recent fiscal year of LKQ ended on or most recently prior to such date of determination);

(6)     Security Interests existing on the issue date of the notes and extensions, renewals and replacements of any such Security Interests so long as (a) such Security Interests are not extended to any other property of us or any of our subsidiaries (b) and the amount of Indebtedness secured by such Security Interests is not increased;

(7)     any Security Interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;

(8)     carriers’, warehousemen’s, mechanics’ and other statutory liens arising in the ordinary course of business (including construction of facilities) in respect of obligations that are not due or that are being contested in good faith;

(9)     Security Interests for taxes, assessments or governmental charges not yet delinquent or for taxes, assessments or governmental charges that are being contested in good faith;

(10) landlords’ liens on fixtures on premises leased in the ordinary course of business;

(11) Security Interests to secure the performance of statutory obligations, insurance, surety or appeal bonds, performance bonds, or other obligations of a like nature incurred in the ordinary course of business (including Security Interests to secure letters of credit issued to assure payment of such obligations);

(12) Security Interests on assets of us or any of our subsidiaries securing Indebtedness consisting of Hedging Obligations or Treasury Management Arrangements;

(13) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially impair the use of said properties in the operation of the business of us and our subsidiaries;

(14) Security Interests on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(15) filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(16) bankers’ liens and rights of setoff;

(17) Security Interests in cash, cash equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(18) Security Interests on specific items of inventory or other goods (and the proceeds thereof) of us or a subsidiary of ours securing such Person’s obligations in respect of bankers’ acceptances or trader-related letters of credit issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(19) grants of intellectual property licenses (including software and other technology licenses) in the ordinary course of business;

(20) Security Interests incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(21) deposits made in the ordinary course of business to secure liability to insurance carriers;

(22) Security Interests to secure partial, progress, advance or other payments or any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such Security Interests if the commitment for the financing is obtained not later than 180 days after the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such property;

(23) deposits by or on behalf of us or any of our subsidiaries to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(24) any interest or title of a lessor under any lease entered into by us or any of our subsidiaries in the ordinary course of its business and covering only the assets so leased and, in respect of real property located in Germany, any landlord lien (Vermieter- oder Verpächterpfandrecht);

(25) Security Interests arising out of the existence of judgments or awards that do not constitute an Event of Default in respect of which we or any of our Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings;

(26) Security Interests arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution or, solely in respect of LKQ Netherlands, any Security Interest or right of set-off created pursuant to the general conditions of a bank operating in the Netherlands based on the general conditions drawn up in consultation between the Netherlands Bankers’ Association (Nederlandse Vereniging van Banken) and the consumers’ organisation (Consumentenbond); provided, that (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by us or any of our subsidiaries in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System of the United States of America, and (b) such deposit account is not intended by us or any of our subsidiaries to provide collateral to the depository institution;

(27) Security Interests that are contractual rights of setoff (a) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, including liens or rights of set-off arising under the general terms and conditions of banks with whom any group member maintains a banking relationship in the ordinary course of business; including Security Interests of us or any of our subsidiaries under the German general terms and conditions of banks and saving banks (Allgemeine Geschäftsbedingungen der Banken und Sparkassen) or (b) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations to banks not given in connection with the incurrence of Indebtedness and incurred in the ordinary course of business of us or the relevant subsidiary of ours and not relating to any Indebtedness of us or such subsidiary, or (c) relating to purchase orders and other similar agreements entered into with customers of us or the relevant subsidiary of ours in the ordinary course of business;

(28) Security Interests of any supplier to a subsidiary of ours in the United Kingdom in the form of customary purchase money title retention interests arising in the ordinary course of business on inventory sold by such supplier to such subsidiary;

(29) customary Security Interests and rights of setoff in favor of a credit card or debit card processor under any processor agreement and relating solely to the amounts paid or payable thereunder, and customary deposits on reserve held by such credit card or debit card processor, in each case arising in the ordinary course of business; provided that no such Security Interests permitted by this clause (29) shall remain in existence longer than five business days; or

(30) pledges and deposits made by any Captive Insurance Subsidiary in respect of capital requirements required by any applicable Governmental Authority in connection with such Captive Insurance Subsidiary’s captive insurance program.

Additionally, any Indebtedness secured by such Permitted Security Interests includes (with certain limitations) any extension, renewal or refunding, in whole or in part, of any Secured Debt permitted at the time of the original incurrence thereof.

For purposes of determining compliance with the “—Limitation on Liens” covenant, a Security Interest securing an item of Secured Debt need not be permitted solely by one category of Permitted Security Interest but may be permitted in part under any combination thereof, and if a Permitted Security Interest meets the criteria or more than one of the exceptions described in clauses (1) through (30) above, we may, in our sole discretion, classify the Permitted Security Interest in any manner that complies with such covenant.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for selling automotive parts and accessories or the warehousing or distributing of such products, owned or leased by us or any Significant Subsidiary.

“Responsible Officer” means when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture and any other officers of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge of any familiarity with the particular subject.

“Secured Debt” means outstanding Indebtedness of us or a subsidiary of ours which is secured by (a) a Security Interest in any property or assets of us or any such subsidiary, or (b) a Security Interest in any shares of stock owned directly or indirectly by us in a subsidiary of ours. The securing in the foregoing manner of any previously unsecured debt shall be deemed to be the creation of Secured Debt at the time such security is given. The amount of Secured Debt at any time outstanding shall be the aggregate principal amount then owing thereon by us and our subsidiaries.

“Senior Funded Debt” means all Funded Debt of ours or our subsidiaries (except Funded Debt, the payment of which is subordinated to the payment of the notes).

“Security Interests” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, security interest, lien, encumbrance or other security arrangement of any kind or nature on or with respect to such property or assets.

“Significant Subsidiary” means any subsidiary that would be a significant subsidiary of ours within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by consolidation, merger, liquidation, dissolution or otherwise, in one transaction or a series of transactions.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Wholly Owned Subsidiary” of any Person means a subsidiary of such Person all of the outstanding Voting Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Events of Default and Remedies

The Indenture provides that each of the following constitutes an “Event of Default” with respect to each series of exchange notes:

(1)     default for 30 consecutive days in the payment when due of interest with respect to the exchange notes of such series;

(2)     default in payment when due of principal or premium, if any, on the exchange notes of such series at maturity, upon redemption or otherwise;

(3)     failure by us or any subsidiary of ours for 60 consecutive days after receipt of notice from the trustee or holders of at least 25% in aggregate principal amount of a series of exchange notes then outstanding under the Indenture (with a copy to the trustee) to comply with the provisions described under “—Change of Control” with respect to the exchange notes of such series;

(4)     failure by us or any subsidiary of ours for 60 consecutive days after receipt of notice from the trustee or the holders of at least 25% in aggregate principal amount of exchange notes of a series then outstanding under the Indenture (with a copy to the trustee) to comply with any covenant or agreement contained in the Indenture in respect of the exchange notes of such series (other than the covenants and agreements specified in clauses (1) through (3) of this paragraph);

(5)     default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of ours or any of our subsidiaries or the payment of which is guaranteed by us or any of our subsidiaries (other than Indebtedness owed to us or such subsidiary), whether such Indebtedness or guarantee now exists or is created after the issue date of the original notes, which default (a) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) principal of such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its stated maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more;

(6)     failure by us or any of our subsidiaries to pay final and non-appealable judgments (net of any amounts covered by insurance and as to which such insurer has not denied responsibility or coverage in writing) aggregating $100.0 million or more, which judgments are not paid, discharged, bonded, stayed or waived within 60 days after such judgment becomes final, and in the event such judgment is covered in full by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(7)     certain events of bankruptcy or insolvency with respect to us, any subsidiary guarantor or any Significant Subsidiary; and

(8)     any guarantee of any subsidiary guarantor shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect in all material respects (other than in accordance with the terms of such guarantee and the Indenture) or any subsidiary guarantor denies its liability under its subsidiary guarantee (other than by reason of release of a subsidiary guarantor from its subsidiary guarantee in accordance with the terms of the Indenture and such subsidiary guarantee).

If any Event of Default under an Indenture occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of any series of exchange notes then outstanding under the Indenture may declare all notes of such series to be due and payable by notice in writing to us and the trustee, in the case of notice by holders of the exchange notes of such series, specifying the respective Event of Default and that it is a “notice of acceleration” and the same shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (7) above with respect to us, all outstanding exchange notes of each series then outstanding under the Indenture will become due and payable without further action or notice. The holders of any exchange notes may not enforce the Indenture or the notes except as provided in the Indenture.

Subject to certain limitations, the holders of a majority in aggregate principal amount of the exchange notes of a series then outstanding and issued under the Indenture may direct the trustee in its exercise of any trust or power with respect to such series of exchange notes.

The holders of a majority in aggregate principal amount of the exchange notes of a series then outstanding, by written notice to the trustee, may (subject to certain conditions) on behalf of the holders of all of the exchange notes of such series waive any existing Default or Event of Default and its consequences under the Indenture with respect to such series of exchange notes, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, notes of such series. The trustee may withhold from the holders of exchange notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such holders’ interest.

The trustee shall not be deemed to have notice of any Default or Event of Default unless a written notice of any event which is in fact such a Default is received by a Responsible Officer of the trustee at the Corporate Trust Office of the trustee, and such notice references the notes and the Indenture.

We are required to deliver to the trustee annually a statement regarding compliance with the Indenture, and we are required, within five business days after an executive officer of ours becomes aware of any Default or Event of Default, to deliver to the trustee a statement specifying such Default or Event of Default.

Modification and Waiver

Subject to specific exceptions, the Indenture may be amended or modified as it relates to each series of exchange notes with the consent of the holders of a majority in aggregate principal amount of the exchange notes of such series then outstanding. Compliance with any provision of the covenants described above under the caption “—Certain Covenants” with respect to each series of the exchange notes also may be waived with the consent of the holders of a majority in aggregate principal amount then outstanding of the exchange notes of such series. However, without the consent of each holder of an outstanding exchange note affected thereby, no amendment or modification may, among other things:

•     reduce the percentage in principal amount of the outstanding exchange notes whose holders must consent to an amendment, modification, supplement or waiver to the Indenture or any exchange note;

•     reduce the rate of or extend the time for payment of interest on any exchange note;

•     reduce the principal of or extend the stated maturity of any exchange note;

•     reduce the premium payable upon the redemption of any note or change the time at which any exchange note may or shall be redeemed in accordance with the Indenture;

•     make any exchange note payable in a currency other than that stated in the exchange note;

•     release any security that may have been granted in respect of the exchange notes following the initial issuance of such notes in compliance with the terms of the Indenture;

•     other than in accordance with the provisions of the Indenture, eliminate any existing subsidiary guarantee of the exchange notes;

•     impair the right to receive, and to institute suit for the enforcement of, any payment with respect to any exchange note; or

•     make any change in the provisions of the Indenture relating to the rights of the holders of a majority in principal amount of the exchange notes to direct the trustee in the exercise of remedies or to waive defaults or in the provisions of the Indenture relating to modification of the Indenture with the consent of the holders of the exchange notes.

Without the consent of any of the holders of the exchange notes, we, the subsidiary guarantors and the trustee may amend the Indenture:

•     to evidence the succession pursuant to the Indenture of another Person to us or a subsidiary guarantor and the assumption by that Person of the covenants, agreements and obligations of ours or such subsidiary guarantor, as applicable, in the Indenture and in the exchange notes, in each case in accordance with the terms of the Indenture;

•     to surrender any right or power conferred upon us, to add further covenants, restrictions, conditions or provisions for the protection of the holders of the exchange notes, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an event of default permitting the enforcement of all or any of the remedies provided in the Indenture;

•     to cure any ambiguity or to correct or supplement any provision contained in the Indenture, or any supplemental indenture, or in any exchange note that may be defective or inconsistent with any other provision contained in the Indenture, or any supplemental indenture, or in any exchange note;

•     to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make other provisions in regard to matters or questions arising under the Indenture as shall not adversely affect the interests of any holders of the exchange notes;

•     to permit the qualification of the Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect, except this shall not permit or authorize the inclusion in any supplemental indenture of any provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

•     to comply with the covenant described under the caption “—Certain Covenants—Merger, Consolidation, or Sale of Assets;”

•     to add guarantees with respect to the exchange notes or to secure the exchange notes;

•     to make any change that does not adversely affect the rights of any holder of the exchange notes;

•     to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the exchange notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee;

•     to establish the form or terms of exchange notes as permitted by the Indenture; and

•     to conform the Indenture or the exchange notes to any provision of this “Description of the Exchange Notes” to the extent that such provision in this “Description of the Exchange Notes” was intended to be a verbatim recitation of a provision of the Indenture or the exchange notes, which intent may be evidenced by an officers’ certificate to that effect.

The Indenture does not require the holders of notes to give consent approving the particular form of any proposed supplemental indenture. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective with respect to the exchange notes, we are required to deliver to holders of the exchange notes, by first-class mail or delivered electronically if held by DTC, to the address of such holder appearing in the security register or otherwise in accordance with the procedures of DTC, a notice briefly describing such amendment. However, our failure to give such notice to all holders of the exchange notes, or any defect in such notice, will not impair or affect the validity of the amendment.

Defeasance

Subject to satisfaction of certain conditions specified in the Indenture, we at any time may terminate all of our obligations with respect to each series of the exchange notes, and under the Indenture, with respect to the legal defeasance of the exchange notes of such series, except for specific obligations including:

•     those respecting the defeasance trust;

•     to register the transfer or exchange of the exchange notes of such series;

•     to replace mutilated, destroyed, lost or stolen exchange notes of such series;

•     to maintain a registrar and paying agent in respect of the exchange notes of such series;

•     to provide certain information to the trustee; and

•     to compensate and reimburse the trustee.

Subject to satisfaction of certain conditions specified in the Indenture, we at any time may terminate our obligations with respect to each series of the exchange notes under the covenants described under the caption “—Certain Covenants.”

We may exercise our legal defeasance option notwithstanding our prior exercise of the covenant defeasance option. If we exercise our legal defeasance option with respect to a series of exchange notes, payment of such series of exchange notes may not be accelerated because of an Event of Default with respect thereto. If we exercise the covenant defeasance option with respect to a series of exchange notes, payment of such series of exchange notes may not be accelerated because of an Event of Default specified in clause (3) or (4) of the definition of Event of Default (with respect to the covenants described under “—Change of Control” and “—Certain Covenants”). If we exercise our legal defeasance option or our covenant defeasance option, each subsidiary guarantor will be released from its obligations with respect to its subsidiary guarantee.

In order to exercise either defeasance option with respect to a series of exchange notes, we must deposit irrevocably in trust, with the trustee, money or U.S. government obligations, which trust will be known as the defeasance trust. Through the payment of interest and principal on the exchange notes of the applicable series in accordance with their terms the defeasance trust will provide money in an amount sufficient to pay all the principal of, premium, if any, on, and interest on such series of notes, to redemption or maturity, as the case may be. We also must comply with other specified conditions, including delivery to the trustee of an opinion of counsel to the effect that:

•     holders of the exchange notes of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance;

•     holders of the exchange notes of the applicable series will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

•     in the case of legal defeasance only, the opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law; and

•     the defeasance trust will not constitute an investment company under the Investment Company Act of 1940, as amended.

Discharge of the Indenture

If at any time (i) we deliver to the trustee all exchange notes of a series authenticated (other than any exchange notes of such series that have been destroyed, lost or stolen and that have been replaced or paid as provided in the Indenture and for whose payment money and/or U.S. Government obligations have been deposited in trust or segregated and held in trust by us and thereupon repaid to us or discharged from such trust, as provided in the Indenture) for cancellation or (ii) the notes of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we irrevocably deposit with the trustee cash in United States dollars, noncallable U.S. Government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption the exchange notes of such series not theretofore delivered to the trustee for cancellation, and if in either case we pay all other sums related to exchange notes of such series payable under the Indenture by us and we have delivered to the trustee an opinion of counsel and an officer’s certificate, each stating that all conditions precedent relating to the satisfaction and discharge of the Indenture with respect to such series of notes have been complied with, then the Indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to such series of exchange notes. The trustee, on demand and at our expense, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture.

Regarding the Trustee

The Indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The Indenture contains limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

Governing Law

The Indenture, the exchange notes and the subsidiary guarantee are governed by and shall be construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

BOOK-ENTRY, DELIVERY AND FORM
The Global Notes
We will issue the exchange notes in the form of one or more global notes in registered form without interest coupons attached (the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee, as custodian for DTC, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Upon issuance, the Global Notes representing the exchange notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Book-Entry Procedures for the Global Notes

All interests in the Global Notes will be subject to the operations and procedures of DTC. The Company provides the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time.

Neither the Company, the trustee, nor the initial purchasers take any responsibility for those operations or procedures, and the Company and the initial purchasers urge investors to contact the system or their participants directly to discuss these matters.

DTC has established procedures to facilitate transfers of interests in the Global Notes among DTC participants. However, DTC is not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither the Company nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their obligations under the rules and procedures governing their operations.

Global Notes

DTC has advised the Company that it is a limited purpose trust company organized under the laws of the State of New York; a “banking organization” within the meaning of the New York Banking Law; a member of the Federal Reserve System; a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. Persons who have accounts with DTC (“DTC participants”) include securities brokers and dealers, including the initial purchasers of the original notes; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the exchange notes represented by that Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have exchange notes represented by the Global Note registered in their names; will not receive or be entitled to receive physical, certificated exchange notes; and will not be considered the owners or holders of exchange notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under such indenture. As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Ownership of beneficial interests in each Global Note will be limited to DTC participants or persons who hold interests through DTC participants. We expect that under procedures established by DTC: upon deposit of each Global Note with DTC’s custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the initial purchasers; and ownership of beneficial interests in each Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Payments of principal, premium (if any) and interest with respect to the exchange notes represented by a Global Note will be made by the paying agent to DTC’s nominee as the registered holder of the Global Note. None of us, the trustee or the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC. Transfers between participants in DTC will be effected under DTC procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems. Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

Certificated Notes

Exchange notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if: (1) DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed; (2) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed; or (3) certain other events provided in the indenture should occur.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of material U.S. federal income tax considerations relevant to the exchange of original notes for exchange notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Code, Treasury Regulations, Internal Revenue Service (the “IRS”) rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of exchange notes. We cannot assure you that the IRS will not challenge one or more of the tax considerations described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal tax consequences described herein. Some holders, including financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, U.S. persons whose functional currency is not the U.S. dollar, or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction may be subject to special rules not discussed below.
Exchange of Notes
The exchange of original notes for exchange notes in the exchange offer will not constitute a taxable event to holders. Consequently,

•	no gain or loss will be recognized by a holder upon receipt of an exchange note;

•	the holding period of the exchange note will include the holding period of the original note; and

•	the adjusted tax basis of the exchange note will be the same as the adjusted tax basis of the original note immediately before the exchange.
Investors considering the exchange of original notes for exchange notes are urged to consult their own tax advisors regarding the application of the U.S. federal income tax consequences in light of their particular situations, as well as any consequences arising under laws of any other taxing jurisdiction.
THE PRECEDING DISCUSSION OF CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE EACH PROSPECTIVE INVESTOR TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

CERTAIN BENEFIT PLAN INVESTOR CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition of the exchange notes (including any interest in an exchange note) by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts, and other arrangements that are subject to Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code impose certain fiduciary and prohibited transaction restrictions on: (a) employee benefit plans subject to Title I of ERISA (“ERISA Plans”), (b) plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts and Keogh plans (together with ERISA Plans, “Plans”), and (c) entities that are deemed to hold “plan assets” under Department of Labor (“DOL”) Regulation 2510.3-101, as amended by Section 3(42) of ERISA (the “Plan Asset Regulation”) (collectively, “Plan Investors”). The ERISA and Code-based prohibited transaction rules limit certain transactions between Plan Investors and persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “Parties in Interest”) with respect to the Plan. In addition, certain governmental, church and non-U.S. plans (collectively, “Non-ERISA Arrangements”) are not subject to ERISA or Section 4975 of the Code, but may be subject to other laws which impose restrictions on their investment (each, a “Similar Law”).

As a result of our business, we may be a Party in Interest with respect to certain Plan Investors. Where we are a Party in Interest with respect to a Plan Investor (either directly or by reason of our ownership of our subsidiaries), the acquisition and holding of the exchange notes by or on behalf of a Plan Investor may be a prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, unless exemptive relief were available under an applicable prohibited transaction exemption. A non-exempt prohibited transaction may have to be rescinded, and parties that engage in such a transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

Accordingly, the exchange notes (or any interest therein) may not be acquired or held by any Plan Investor unless such purchaser or holder is eligible for the exemptive relief available under one or more Prohibited Transaction Class Exemptions (“PTCE”), including PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, issued by the DOL, or the statutory prohibited transaction exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code or another applicable prohibited transaction exemption or exception.

There can be no assurance that any of these class or statutory exemptions will apply and even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions may not cover all acts which might be construed as a prohibited transaction. Any purchaser or holder of the exchange notes or any interest therein will be deemed to have represented by its acquisition and holding thereof that either (a)(i) it is not (and for so long as it holds the notes or interest therein will not be) acquiring the exchange notes (or any interest therein) on behalf of or with “plan assets” of any Plan or any Non-ERISA Arrangements or (ii) its acquisition and holding of the exchange notes or any interest therein will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or in a violation under any Similar Law, and (b) it will not sell or otherwise transfer the notes or any interest therein otherwise than to a purchaser or transferee that is deemed to make these same representations and agreements with respect to its acquisition and holding of the exchange notes. Further, the fiduciaries of any Plan Investor considering an investment in the notes should determine whether the acquisition and holding of the notes is prudent, and consistent with the Plan’s governing documents and investment policies and objectives, and otherwise complies with any ERISA, Code, or Similar Law.

In addition to the above, the Plan Asset Regulation generally provides that, where a Plan acquires an equity interest in an entity, and the equity interest is neither a “publicly offered security” nor a security issued by an investment company registered under the United States Investment Company Act of 1940, then the assets of such Plan will include not only such equity interest, but also an undivided interest in each of the underlying assets of such entity. However, pursuant to the Plan Asset Regulation, such “look-through” treatment generally does not apply to any entity if (i) it constitutes an “operating company” as defined in the Plan Asset Regulation, or (ii) the ownership in such entity of Plan Investors is not “significant” (generally defined as less than 25% ownership of all classes of ownership). An “equity interest” for purposes of the Plan Asset Regulation does not include any instrument that is treated as indebtedness under applicable local law.

We expect that the exchange notes should constitute indebtedness under the Plan Asset Regulation. However, guidance from the DOL is minimal and there can be no assurance as to the characterization of the exchange notes.

Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the exchange notes on behalf of a Plan Investor consult with their counsel regarding the consequences under ERISA and the Code of their investment in the exchange notes.

PLAN OF DISTRIBUTION
Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where original notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any resale of new notes received by it in exchange for original notes.
We will not receive any proceeds from any sale of exchange notes by broker-dealers.

Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions:

•    in the over-the-counter market;

•    in negotiated transactions;

•    through the writing of options on the new notes; or

•    a combination of those methods of resale at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices;
Any such resale may be made:

•    directly to purchasers; or

•    to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any such exchange notes;
Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of those exchange notes may be considered to be an “underwriter” within the meaning of the Securities Act. Any profit on any resale of those exchange notes and any commission or concessions received by any such persons may be considered to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be considered to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the exchange notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
Certain legal matters with respect to the legality of the exchange notes offered hereby and the guarantees thereof will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, Chicago, Illinois. Certain legal matters relating to Pennsylvania law will be passed upon for us by Cozen O'Connor, Philadelphia, Pennsylvania. Certain legal matters relating to Oregon law will be passed upon for us by Stoel Rives LLP, Portland, Oregon.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. In this prospectus, we “incorporate by reference” some of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference into this prospectus the documents listed below:

•     Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 23, 2023;

•     Those portions of our Definitive Proxy Statement on Schedule 14A filed on March 20, 2023 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022;

•     Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed on April 27, 2023 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed on July 27, 2023; and

•     Current Reports on Form 8-K filed on January 6, 2023, February 28, 2023, March 9, 2023, March 28, 2023, May 11, 2023 (including Amendment No. 1 thereto filed on August 22, 2023), May 16, 2023, May 26, 2023 and August 1, 2023 (except for any portions of such Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC).

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You can obtain any of the documents incorporated by reference into this prospectus from the SEC through the SEC’s website (www.sec.gov). Unless otherwise expressly indicated, information obtained on or accessible through the SEC’s website or any other website referred to in this prospectus or in any document incorporated by reference herein shall not be deemed to be incorporated by reference herein.

We will provide, upon request, to each person to whom this prospectus is delivered a copy of the documents that we have incorporated by reference into this prospectus. You may request a copy of these filings at no cost by writing or telephoning us at:

Corporate Secretary
LKQ Corporation
500 West Madison Street, Suite 2800
Chicago, Illinois 60661
(312) 621-1950

LKQ Corporation

Offers to Exchange the Registered Notes Set Forth Below that
Have Been Registered Under the Securities Act of 1933, as
amended, for Any and All Outstanding
Restricted Notes set Forth Opposite the Corresponding
Registered Notes

Registered/Exchange Notes	Restricted/Original Notes
$800,000,000 5.750% Notes due 2028	$800,000,000 5.750% Notes due 2028
$600,000,000 6.250% Notes due 2033	$600,000,000 6.250% Notes due 2033

PROSPECTUS
Until                , 2023 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

, 2023

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 20. Indemnification of Directors and Officers
LKQ Corporation—Delaware General Corporate Law
The purchase agreement under which the original notes were originally issued and sold provide for indemnification of directors and officers of each registrant against certain liabilities by the initial purchasers of such original notes. In addition, the registration rights agreement filed as Exhibit 4.2 to this Registration Statement provides for indemnification of directors and officers of each registrant against certain liabilities by holders of the old notes.
LKQ Corporation (the “Corporate Registrant”) is organized as a corporation under Delaware law and is subject to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”). The following description is intended only as a summary and is qualified in its entirety by reference to the Restated Certificate of Incorporation (“Certificate of Incorporation”) of the Corporate Registrant, the Amended and Restated Bylaws (“Bylaws”) of the Corporate Registrant and the DGCL.
The Corporate Registrant is organized under the DGCL, which empowers Delaware corporations to indemnify any director or officer, or former director or officer, who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred in connection with such action, suit, or proceeding, provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.
The DGCL also empowers Delaware corporations to provide similar indemnity to any director or officer, or former director or officer, for expenses, including attorneys’ fees, actually and reasonably incurred by the person in connection with the defense or settlement of actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation, except in respect of any claim, issue, or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.
The DGCL further provides that (i) to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit, or proceeding described above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, and (ii) indemnification and advancement of expenses provided by, or granted pursuant to, the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.
The DGCL permits a Delaware corporation to purchase and maintain, on behalf of any director or officer, insurance against liabilities incurred in such capacities. The DGCL also permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of an action, suit, or proceeding, upon receipt of an undertaking by the director or officer to repay such amount if it is determined that such person is not entitled to indemnification.
As permitted by the DGCL, the Corporate Registrant’s Certificate of Incorporation eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty except, to the extent provided by applicable law, (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit. In addition, the Corporate Registrant’s Certificate of Incorporation provides that it is required to indemnify its directors and officers to the fullest extent permitted by the DGCL for any expenses, liabilities or other matters, that such indemnification is not exclusive of any other right to indemnification that such person may be entitled to otherwise, and that the right to such indemnification is available for current and former directors and officers, and inures to the benefit of their heirs, executors, and administrators. The Corporate

Registrant’s Bylaws also contain provisions for indemnification of its directors and officers consistent with the provisions of the DGCL.

The Corporate Registrant has also entered into an indemnification agreement with each of its directors and officers which provides for certain rights to indemnification and payment of expenses in addition to and in furtherance of the indemnification provisions in its Certificate of Incorporation.
The Corporate Registrant has obtained insurance policies indemnifying its directors and officers against certain civil liabilities and related expenses.
Additional Registrants
Many of LKQ’s subsidiary guarantors are incorporated or formed in other jurisdictions that have laws governing the indemnification of directors and officers that are substantially similar to the DGCL. In addition, the constituent documents of some of the subsidiary guarantors include similar provisions to those described above.
Item 21. Exhibits and Financial Statement Schedules
(a) Exhibits. The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description of Exhibits

2.1
Arrangement Agreement, dated as of February 26, 2023, by and among LKQ Corporation, Uni-Select Inc. and 9485-4692 Québec Inc. (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the SEC on February 28, 2023)

3.1	Restated Certificate of Incorporation of LKQ Corporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on October 31, 2014).
3.2	Amended and Restated Bylaws of LKQ Corporation, as amended as of May 7, 2019 (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on May 8, 2019).
3.3*	Articles of Incorporation of A&A Auto Parts Stores, Inc.
3.4*	Bylaws of A&A Auto Parts Stores, Inc.
3.5*	Articles of Incorporation of American Recycling International, Inc.
3.6*	Amended and Restated Bylaws of American Recycling International, Inc.
3.7*	Certificate of Formation of Assured Quality Testing Services, LLC
3.8*	Limited Liability Company Agreement of Assured Quality Testing Services, LLC
3.9*	Certificate of Formation of Automotive Calibration & Technology Services, LLC
3.10*	Amended and Restated Limited Liability Company Agreement of Automotive Calibration & Technology Services, LLC
3.11*	Certificate of Incorporation of DriverFx.com, Inc.
3.12*	Second Amended and Restated Bylaws of DriverFx.com, Inc.
3.13*	Certificate of Formation of Global Powertrain Systems, LLC
3.14*	Amended and Restated Limited Liability Company Agreement of Global Powertrain Systems, LLC
3.15*	Articles of Organization of KAIR IL, LLC
3.16*	Amended and Restated Limited Liability Company Agreement of KAIR IL, LLC
3.17*	Articles of Incorporation of KAO Logistics, Inc.
3.18*	By-laws of KAO Logistics, Inc.
3.19*	Certificate of Incorporation of KAO Warehouse, Inc.
3.20*	Amended and Restated Bylaws of KAO Warehouse, Inc.
3.21*	Restated Articles of Incorporation of Keystone Automotive Industries, Inc.
3.22*	Amended and Restated Bylaws of Keystone Automotive Industries, Inc.
3.23*	Articles of Incorporation of Keystone Automotive Operations, Inc.

3.24*	Bylaws of Keystone Automotive Operations, Inc.
3.25*	Certificate of Incorporation of Keystone Automotive Operations of Canada, Inc.
3.26*	Amended and Restated Bylaws of Keystone Automotive Operations of Canada, Inc.
3.27*	Certificate of Formation of KPGW Canadian Holdco, LLC
3.28*	Third Amended and Restated Limited Liability Company Agreement of KPGW Canadian Holdco, LLC
3.29*	Articles of Incorporation of LKQ Auto Parts of Central California, Inc.
3.30*	Amended and Restated Bylaws of LKQ Auto Parts of Central California, Inc.
3.31*	Certificate of Incorporation of LKQ Best Automotive Corp.
3.32*	Amended and Restated Bylaws of LKQ Best Automotive Corp.
3.33*	Certificate of Incorporation of LKQ Central, Inc.
3.34*	Amended and Restated Bylaws of LKQ Central, Inc.
3.35*	Articles of Incorporation of LKQ Foster Auto Parts, Inc.
3.36*	Bylaws of LKQ Foster Auto Parts, Inc.
3.37*	Certificate of Incorporation of LKQ Investments, Inc.
3.38*	Amended and Restated Bylaws of LKQ Investments, Inc.
3.39*	Articles of Incorporation of LKQ Lakenor Auto & Truck Salvage, Inc.
3.40*	Amended and Restated Bylaws of LKQ Lakenor Auto & Truck Salvage, Inc.
3.41*	Certificate of Incorporation of LKQ Midwest, Inc.
3.42*	Amended and Restated Bylaws of LKQ Midwest, Inc.
3.43*	Certificate of Incorporation of LKQ Northeast, Inc.
3.44*	Amended and Restated Bylaws of LKQ Northeast, Inc.
3.45*	Certificate of Formation of LKQ Pick Your Part Central, LLC
3.46*	Amended and Restated Limited Liability Company Agreement of LKQ Pick Your Part Central, LLC
3.47*	Certificate of Formation of LKQ Pick Your Part Midwest, LLC
3.48*	Second Amended and Restated Limited Liability Company Agreement of LKQ Pick Your Part Midwest, LLC
3.49*	Certificate of Formation of LKQ Pick Your Part Southeast, LLC
3.50*	Amended and Restated Limited Liability Company Agreement of LKQ Pick Your Part Southeast, LLC
3.51*	Certificate of Incorporation of LKQ Southeast, Inc.
3.52*	Amended and Restated Bylaws of LKQ Southeast, Inc.
3.53*	Articles of Incorporation of LKQ Taiwan Holding Company
3.54*	Amended and Restated Bylaws of LKQ Taiwan Holding Company
3.55*	Certificate of Incorporation of LKQ Trading Company
3.56*	Amended and Restated Bylaws of LKQ Trading Company
3.57*	Articles of Incorporation of North American ATK Corporation
3.58*	Amended and Restated Bylaws of North American ATK Corporation
3.59*	Restated Articles of Incorporation of Pick-Your-Part Auto Wrecking
3.60*	Amended and Restated Bylaws of Pick-Your-Part Auto Wrecking
3.61*	Articles of Incorporation of Potomac German Auto, Inc.
3.62*	Amended and Restated Bylaws of Potomac German Auto, Inc.
3.63*	Articles of Incorporation of LKQ Redding Auto Center, Inc.
3.64*	Amended and Restated Bylaws of Redding Auto Center, Inc.
3.65*	Certificate of Incorporation of Warn Industries, Inc.

3.66*	Amended and Restated Bylaws of Warn Industries, Inc.
4.1	Indenture dated as of May 24, 2023 among LKQ Corporation, as Issuer, the Guarantors, and U.S. Bank Trust Company, National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 26, 2023).
4.2	Registration Rights Agreement dated as of May 24, 2023 among LKQ Corporation, as Issuer, the Guarantors, BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the initial purchasers named therein (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 26, 2023).
5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP.
5.2*	Opinion of Cozen O'Connor.
5.3*	Opinion of Stoel Rives LLP.
10.1	LKQ Corporation 401(k) Plus Plan dated August 1, 1999 (incorporated herein by reference to Exhibit 10.23 to the Company’s Registration Statement on Form S-1, Registration No. 333-107417 filed with the SEC on July 28, 2003)
10.2	Amendment to LKQ Corporation 401(k) Plus Plan (incorporated herein by reference to Exhibit 10.24 to the Company’s Registration Statement on Form S-1, Registration No. 333-107417 filed with the SEC on July 28, 2003)
10.3	Trust for LKQ Corporation 401(k) Plus Plan (incorporated herein by reference to Exhibit 10.25 to the Company’s Registration Statement on Form S-1, Registration No. 333-107417 filed with the SEC on July 28, 2003)
10.4	LKQ Corporation 401(k) Plus Plan II, as amended and restated effective as of January 1, 2019 (incorporated herein by reference to Exhibit 10.4 to the Company's Annual Report on Form 10-K filed with the SEC on March 1, 2019)
10.5	LKQ Corporation 1998 Equity Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.1 to the Company’s report on Form 10-Q filed with the SEC on November 1, 2016)
10.6	Form of LKQ Corporation Restricted Stock Unit Agreement for Non-Employee Directors (incorporated herein by reference to Exhibit 10.6 to the Company's Annual Report on Form 10-K filed with the SEC on February 26, 2021)
10.7	Form of LKQ Corporation Restricted Stock Unit Agreement for Employees (incorporated herein by reference to Exhibit 10.7 to the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2022)
10.8	Form of LKQ Corporation Performance-Based Restricted Stock Unit Agreement (PSU 1 Award) (incorporated herein by reference to Exhibit 10.7 to the Company's Annual Report on Form 10-K filed with the SEC on February 27, 2020)
10.9	Form of LKQ Corporation Performance-Based Restricted Stock Unit Agreement (PSU 2 Award) (incorporated herein by reference to Exhibit 10.8 to the Company's Annual Report on Form 10-K filed with the SEC on February 27, 2020)
10.10	LKQ Corporation Cash Incentive Plan (incorporated herein by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 2, 2019)
10.11	Form of LKQ Corporation Annual Cash Bonus Award Memorandum (incorporated herein by reference to Exhibit 10.10 to the Company's Annual Report on Form 10-K filed with the SEC on February 27, 2020)
10.12	Form of LKQ Corporation Long-Term Cash Incentive Award Memorandum (incorporated herein by reference to Exhibit 10.11 to the Company's Annual Report on Form 10-K filed with the SEC on February 26, 2021)
10.13	Form of LKQ Corporation Performance-Based Restricted Stock Unit Agreement (incorporated herein by reference to Exhibit 10.9 to the Company's Annual Report on Form 10-K filed with the SEC on February 28, 2018)
10.14	Form of Indemnification Agreement between directors and officers of LKQ Corporation and LKQ Corporation (incorporated herein by reference to Exhibit 10.30 to the Company’s Registration Statement on Form S-1, Registration No. 333-107417 filed with the SEC on July 28, 2003)
10.15	Change of Control Agreement between LKQ Corporation and Walter P. Hanley dated as of July 24, 2014 (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2014)

10.16	Change of Control Agreement between LKQ Corporation and Michael S. Clark dated as of July 24, 2014 (incorporated herein by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2014)
10.17	Change of Control Agreement between LKQ Corporation and Dominick P. Zarcone dated as of March 30, 2015 (incorporated herein by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 1, 2015)
10.18	Change of Control Agreement between LKQ Corporation and Justin L. Jude dated as of May 13, 2015 (incorporated herein by reference to Exhibit 10.32 to the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2016)
10.19	Change of Control Agreement between LKQ Corporation and Matthew J. McKay dated as of June 1, 2016 (incorporated herein by reference to Exhibit 10.34 to the Company's Annual Report on Form 10-K filed with the SEC on February 27, 2017)
10.20	Change of Control Agreement between LKQ Corporation and Varun Laroyia dated as of October 1, 2017 (incorporated herein by reference to Exhibit 10.26 to the Company's Annual Report on Form 10-K filed with the SEC on February 28, 2018)
10.21	Change of Control Agreement between LKQ Corporation and Michael T. Brooks dated as of January 31, 2020 (incorporated herein by reference to Exhibit 10.26 to the Company's Annual Report on Form 10-K filed with the SEC on February 27, 2020)
10.22	Change of Control Agreement between LKQ Corporation and Genevieve L. Dombrowski dated as of March 22, 2021 (incorporated herein by reference to Exhibit 10.24 to the Company's Annual Report on Form 10-K filed with the SEC on February 25, 2022)
10.23	Change of Control Agreement between LKQ Corporation and Rick Galloway dated as of September 15, 2022. (incorporated herein by reference to Exhibit 10.4 of the Company's Quarterly Report on Form 10-Q filed with the SEC on November 1, 2022)
10.24	LKQ Severance Policy for Key Executives (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2014)
10.25	Offer Letter to Dominick P. Zarcone dated February 12, 2015 (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on March 3, 2015)
10.26	Memorandum dated as of May 25, 2017 from Joseph M. Holsten to Dominick P. Zarcone (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on June 5, 2017)
10.27	Offer Letter dated as of September 14, 2022 from Dominick Zarcone to Varun Laroyia (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on September 20, 2022)
10.28	Memorandum dated as of September 14, 2022 from Dominick Zarcone to Rick Galloway (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the SEC on September 20, 2022)
10.29	LKQ Corporation Nonqualified Deferred Compensation Plan for Non-Employee Directors (incorporated herein by reference to Exhibit 10.29 to the Company's Annual Report on Form 10-K filed with the SEC on February 23, 2023)
10.30	Form of Voting and Support Agreement (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on February 28, 2023)
10.31	Voting and Support Agreement, dated as of February 26, 2023, by and among EdgePoint Investment Group Inc. and EdgePoint Wealth Management Inc. and 9485-4692 Québec Inc. and LKQ Corporation. (excluding Schedule A) (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the SEC on February 28, 2023)
10.32	Voting and Support Agreement, dated as of February 26, 2023, by and among Birch Hill Equity Partners V, LP, Birch Hill Equity Partners (US) V, LP and Birch Hill Equity Partners (Entrepreneurs) V, LP and 9485-4692 Québec Inc. and LKQ Corporation. (excluding Schedule A) (incorporated herein by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed with the SEC on February 28, 2023)
10.33	Commitment Letter, dated as of February 26, 2023, by an among LKQ Corporation, Bank of America, N.A., BofA Securities, Inc., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC (incorporated herein by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed with the SEC on February 28, 2023)
21.1	List of subsidiaries, jurisdictions and assumed names (incorporated herein by reference to Exhibit 21.1 to the Company's Annual Report on Form 10-K filed with the SEC on February 23, 2023)

22.1*	Subsidiary Guarantor of Guaranteed Securities
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1).
23.3*	Consent of Cozen O'Connor (included in Exhibit 5.2).
23.4*	Consent of Stoel Rives LLP (included in Exhibit 5.3).
24.1*	Power of Attorney for officers and directors of LKQ Corporation.
24.2*	Power of Attorney for officers and directors of the Additional Guarantors (other than Warn Industries, Inc.).
24.3*	Power of Attorney for officers and directors of Warn Industries, Inc.
25.1*	Form T-1 Statement of Eligibility of Trustee.
99.1*	Form of Letter of Transmittal.
99.2*	Form of Notice of Guaranteed Delivery.
99.3*	Form of Letter to Clients.
99.4*	Form of Letter to Registered Holders.
99.5*	Form of Instruction to Registered Holder from Beneficial Owner.
107*	Filing Fee Table
101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
Item 22. Undertakings

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Filing Fees Tables" or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, an undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d) Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.
(e) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES OF ISSUER
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on September 1, 2023.

LKQ CORPORATION

By	/s/ Dominick Zarcone
Name:	Dominick Zarcone
Title:	President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 1st day of September, 2023.

Signature	Title

/s/ Dominick Zarcone	President and Chief Executive Officer, Director
Dominick Zarcone	(principal executive officer)

/s/ Rick Galloway	Senior Vice President and Chief Financial Officer
Rick Galloway	(principal financial officer)

/s/ Michael S. Clark	Vice President – Finance and Controller
Michael S. Clark	(principal accounting officer)

/s/ Patrick Berard
Patrick Berard	Director

/s/ Meg Ann Divitto
Meg Ann Divitto	Director

/s/ Joseph M. Holsten
Joseph M. Holsten	Director

/s/ Blythe J. McGarvie
Blythe J. McGarvie	Director

/s/ John W. Mendel
John W. Mendel	Director

/s/ Jody G. Miller
Jody G. Miller	Director

/s/ Guhan Subramanian
Guhan Subramanian	Director

/s/ Xavier Urbain
Xavier Urbain	Director

SIGNATURES OF ADDITIONAL REGISTRANTS
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on September 1, 2023.

A&A Auto Parts Stores, Inc.
American Recycling International, Inc.
Assured Quality Testing Services, LLC
Automotive Calibration & Technology Services, LLC
DriverFx.com, Inc.
Global Powertrain Systems, LLC
KAIR IL, LLC
KAO Logistics, Inc.
KAO Warehouse, Inc.
Keystone Automotive Industries, Inc.
Keystone Automotive Operations, Inc.
Keystone Automotive Operations of Canada, Inc.
KPGW Canadian Holdco, LLC
LKQ Auto Parts of Central California, Inc.
LKQ Best Automotive Corp.
LKQ Central, Inc.
LKQ Foster Auto Parts, Inc.
LKQ Investments, Inc.
LKQ Lakenor Auto & Truck Salvage, Inc.
LKQ Midwest, Inc.
LKQ Northeast, Inc.
LKQ Pick Your Part Central, LLC
LKQ Pick Your Part Midwest, LLC
LKQ Pick Your Part Southeast, LLC
LKQ Southeast, Inc.
LKQ Taiwan Holding Company
LKQ Trading Company
North American ATK Corporation
Pick-Your-Part Auto Wrecking
Potomac German Auto, Inc.
Redding Auto Center, Inc.

By:	/s/ Rick Galloway
Name:	Rick Galloway
Title:	Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 1st day of September, 2023.

Signature	Title

/s/ Dominick Zarcone	President (principal executive officer) and a Director
Dominick Zarcone

/s/ Rick Galloway	Vice President and Chief Financial Officer
Rick Galloway	(principal financial officer)

/s/ Michael S. Clark	Vice President – Finance and Controller
Michael S. Clark	(principal accounting officer)

/s/ Varun Laroyia	Director
Varun Laroyia

SIGNATURES OF ADDITIONAL REGISTRANTS
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on September 1, 2023.

Warn Industries, Inc.
(Registrants)

By	/s/ William Rogers
Name:	William Rogers
Title:	President
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 1st day of September, 2023.

Signature	Title

/s/ William Rogers	President (principal executive officer)
William Rogers

/s/ Karl Tao	Vice President and Controller
Karl Tao	(principal financial officer and principal accounting officer)

/s/ Dominick Zarcone	Director
Dominick Zarcone

/s/ Varun Laroyia	Director
Varun Laroyia